Prudential’s Code of Conduct
MAKING THE RIGHT CHOICES
Global Business Ethics & Integrity
751 Broad Street, Newark, New Jersey 07102, USA (800) 752-7024
Prudential Financial, Inc. of the United States is not affiliated with Prudential plc which is headquartered in the United Kingdom.

1 Chairman’s Message
2 Our Values
3 Principles of Our Code of Conduct
3 Making the Right Choices
4 What Everyone Should Do
4 What Managers of People Do
5 Ethical Filters for Decision Making
6 How to Raise an Ethical Concern
6Financial Reporting Concerns
6 Prudential’s Policy Against Retaliation
7 Prudential Principles and
Corporate Policy Essentials
8 Acting Ethically
10 Complying With Laws and Regulations
12 Treating Employees Fairly
14 Dealing With Customers and External Parties
16 Managing Risk
18 Protecting Prudential Proprietary Information and Assets
20 Our Expectations
21 Contact Information

CHAIRMAN’S MESSAGE
“No business objective will ever be more important than
being true to the values and principles that are the foundation of our company.”
Everyone associated with Prudential must be diligent about doing business the right way. Prudential has just one brand and one reputation. It is up to everyone associated with Prudential to be certain that their words, actions and business practices consistently enhance both.
Living up to high ethical standards means doing more than just what the law requires, and often, more than customers expect or ask. We must each demonstrate a strong moral compass to maintain the trust and confidence of all those who interact with Prudential, including regulators, shareholders, customers, business partners, employees and sales associates.
Prudential’s Code of Conduct – Making the Right Choices – reflects Prudential’s values and clarifies Prudential’s expectations of acceptable behavior. It also serves as the basis for Prudential’s internal policies.
I urge everyone associated with Prudential to rely on Making the Right Choices as a resource to understand our expectations. In addition to Making the Right Choices, there are multiple other avenues to get answers to questions, seek advice, or raise concerns: Prudential’s management, human resources department, compliance and/or legal department, business ethics contact and Global Business Ethics & Integrity organization.
For over 140 years, Prudential has been committed to helping customers achieve financial security and peace of mind. Millions of people around the world trust us to fulfill this promise. Only by doing business the right way, every day, can we continue to be worthy of their trust.
Thank you for your continued support and commitment to always making the right choices.
John Strangfeld CHAIRMAN AND CEO PRUDENTIAL FINANCIAL
Making the Right Choices Prudential’s Code of Conduct | 1

OUR VALUES
How we work is as important as what we do. Our core values guide us in our work every day to help our customers achieve financial prosperity and peace of mind. We strive at all times to distinguish Prudential as an admired global financial services leader and a trusted brand that is differentiated by top talent and delivery of innovative solutions for customers at all stages of life.
Worthy of Trust
We keep our promises and are committed to doing business the right way.
Our company has flourished because we have earned people’s trust. We safeguard our customers’ interests. We comply with applicable laws and regulations.
Customer Focused
We provide quality products and services that meet our customers’ needs.
We earn the loyalty of our customers by offering value that satisfies their needs. We do business with partners and vendors who respect our values, who conduct themselves in a manner consistent with the principles expressed in our Code of Conduct, and who are ethical leaders in their industries.
Respect for Each Other
We are inclusive and collaborative,
and individuals with diverse backgrounds and talents can contribute and grow.
We work together to build relationships based on mutual respect. We listen actively, speak honestly and act fairly. We reward our employees and sales associates for conducting business with integrity.
Winning With Integrity
We are passionate about becoming the unrivaled industry leader by achieving superior results for our customers, shareholders and communities. We set challenging targets and continuously improve to win. We create long-term shareholder value by taking intelligent risks and behaving with integrity, while exceeding the competition.
2 | Making the Right Choices Prudential’s Code of Conduct

Principles of Our Code of Conduct
Acting Ethically
Act with integrity and make decisions based on high ethical standards.
Complying With Laws and Regulations
Understand and honor the letter and spirit of the laws and regulations that apply to Prudential’s businesses.
Treating Employees Fairly
Foster a fair, professional and collaborative work environment.
Dealing With Customers and External Parties
Instill and maintain trust in dealings with Prudential and its customers, employees, sales associates, shareholders and partners.
Managing Risk
Understand that managing risk is Prudential’s business and the responsibility of everyone associated with Prudential.
Protecting Prudential Proprietary Information and Assets
Understand that protecting information
and assets is critical in meeting Prudential’s obligation to its customers, employees, sales associates and shareholders.
Our core values drive our behaviors, and are central to every aspect of our Code of Conduct. We operate according to certain principles in furtherance of our business and we expect everyone associated with Prudential to do the same. These principles are the foundation for the policies under which Prudential operates every day:
Making the Right Choices
At Prudential, we are committed to doing business the right way to continually earn the trust of Prudential’s customers and the marketplace. Making the Right Choices will help everyone working for or on behalf of Prudential, to understand our expectations and to conduct Prudential business in a way that is consistent with the company’s values and policies.
Making the Right Choices is a guide to assist in making ethical decisions. While not intended to address every issue that may arise in the conduct of Prudential’s business, Making the Right Choices provides a framework and structure to guide business decisions and to meet the company’s ethical standards.
Making the Right Choices is intended to communicate Prudential’s expectations to everyone associated with Prudential. Prudential also has policies that apply to the actions of employees and non-employees alike, such as contractors, agents, vendors, family members of employees, sales associates, Prudential board members and board members of affiliated companies. Everyone associated with Prudential is expected to conduct themselves in accordance with those expectations.
Making the Right Choices applies to the extent permissible under the laws and/or regulations of the countries where we do business or where business is conducted by others on our behalf. If any portion of Making the Right Choices is inconsistent with any law and/or regulation, such law and/or regulation shall prevail. Reference to “regulations” in Making the Right Choices includes laws, codes and other similar requirements. Employees and sales associates should contact their compliance and/or legal contacts for further information.
Making the Right Choices, like all Prudential’s policies, is not intended to constitute or create a contract of any type between Prudential and its employees, sales associates or anyone else providing services to or acting on behalf of Prudential.
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What Everyone Should Do
One reason that Prudential is successful and respected globally is that its employees, sales associates and others associated with Prudential understand their responsibilities and support Prudential’s commitment to business integrity. Therefore, when doing business with or on behalf of Prudential, they must:
Act with integrity and lead with a strong moral compass in business dealings.
Understand Prudential’s values and Code
of Conduct. The values and behaviors summarized in Making the Right Choices are an important guide in making ethical decisions in work-related situations. Ask questions about policies that are not fully understood.
Know all of the policies that apply to their work for Prudential. There may be policies that are essential to the performance of work at Prudential that are not referenced in the Code of Conduct. Ask about additional policies that may apply.
Raise concerns promptly and persistently. Everyone must speak up if they are aware of or reasonably suspect any unethical or illegal behavior. Consistent with local laws, concerns can be raised with Prudential’s management, human resources contact, compliance and/or legal contact, business ethics contact or Global Business Ethics & Integrity. If the concerns are not appropriately addressed, or if the situation has not improved, they should be raised again through another available channel.
Complete required training modules. Take any required training modules on a timely basis to increase awareness and reinforce policies and standards.
Escalate the risks and returns associated with all business decisions. The expectation is that decisions are made at the lowest appropriate level based on the materiality and significance of the decision.
Ideally, individuals will work and collaborate at the appropriate level in order to reach a decision. When issues arise within businesses, between businesses and corporate functions or within corporate functions, and resolution cannot be achieved, timely escalation of the issue to a more senior business/ functional representative is required.
Behavior inconsistent with the company’s Code of Conduct, policies, laws, and/or regulations may lead to disciplinary action, up to and including termination, unless otherwise prohibited by applicable law.
What Managers of People Do
Create and develop a work environment where everyone understands their responsibilities and feels comfortable raising concerns. Be certain that ethical behavior is understood and encouraged.
Demonstrate a strong moral compass. Actions speak louder than words. Demonstrate the behaviors that should be emulated in the organization. Always lead by example.
Understand compliance and legal requirements. Understand the letter and spirit of the laws and regulations that apply to Prudential’s products and services, as well as those that apply to Prudential as a company. Hold reports accountable for completing required training on a timely basis.
Act in the best interest of Prudential. Promote and protect Prudential’s brand, name and reputation.
Make business decisions based on high ethical standards and raise ethical concerns immediately.
Establish and maintain controls and procedures within your unit. Keep controls and procedures current, effective and consistent with internal policies. The direction provided is very powerful.
Reward the right behavior. Acknowledge and consider ethical behavior when making employment- related decisions, including hiring, promotions, compensation and disciplinary actions.
Nurture a “speak-up” culture. Foster a culture where everyone is comfortable raising concerns by encouraging open communication, building trust, resolving issues promptly and upholding Prudential’s policy against retaliation.
4 | Making the Right Choices Prudential’s Code of Conduct

Ethical Filters for Decision Making
Policies
Is it consistent with internal policies, procedures and guidelines?
Legal
Is it legal? (If there is any doubt,please contact Prudential management or the Prudential legal contact to find out.)
Universal
Does this decision/action conform to Prudential’s values? Does it benefit stakeholders? Would it be okay if everyone did it?
Self
Does it satisfy personal definitions of right, good and fair? Will I be proud of this decision or action?
If the answer to any of these questions may be NO, the actions taken may have serious consequences for the company. Do not proceed without discussing it with the appropriate Prudential contact. Management, the Prudential human resources contact, compliance and/or legal contact, business ethics contact and Global Business Ethics & Integrity are available to provide guidance and help in making sound ethical decisions.
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“The greatest threat to a company’s reputation is creating a culture where wrongdoing is allowed to flourish due to an environment of fear.”
Royanne Doi Corporate Chief Ethics Officer
How to Raise
an Ethical Concern
Promoting an ethical culture is the responsibility of all employees and sales associates.
Employees and sales associates who are aware of or reasonably suspect any unethical or illegal behavior or practices, violations of laws, regulations or policies are obligated to report this information promptly within Prudential, consistent with the local laws of the country in which they work.
Employees and sales associates can report an issue or seek advice on a matter by using any of the following Prudential resources applicable to them:
Supervisors
Management
Human resources contact
Compliance and/or legal contact
Business ethics contact
Global Business Ethics & Integrity (See contact information on page 21.)
Certainty that the Code of Conduct or that a law or regulation has been violated is not required before seeking assistance. All of these resources seriously consider all concerns that are raised and are provided to offer guidance, and to address the issues brought to their attention.
Financial Reporting Concerns
The Audit Committee of Prudential’s Board of Directors has established Global Business Ethics & Integrity as the central facility for the receipt, retention and treatment of any complaints received from internal or external sources regarding accounting, internal accounting controls or auditing matters, including confidential, anonymous (where legally permitted) submissions by employees and sales associates of concerns regarding questionable accounting or auditing matters.
Anyone may submit concerns regarding accounting, internal accounting controls or auditing matters to Global Business Ethics & Integrity in a number of ways. Please visit www.tnwinc.com/Prudential for more information.
In addition, concerns may be submitted directly to the Audit Committee at the following address:
P.O. Box 949
Newark, New Jersey 07101-0949 USA
Employees and sales associates may also report concerns, as applicable, to their local Prudential resource such as the business ethics contact or management, who must forward the information to Global Business Ethics & Integrity.
Prudential’s policy requires that appropriate controls are in place to protect the integrity and reliability of financial reporting information.
Prudential’s Policy
Against Retaliation
If you have knowledge of or concern about an ethical, legal or regulatory violation, you can raise your concerns without fear. Prudential strictly prohibits retaliatory, threatening or harassing acts against any employee for making a report in good faith of reasonably suspected unethical or illegal behaviors or practices. This protection also applies to anyone giving information related to an investigation.
6 | Making the Right Choices Prudential’s Code of Conduct

PRUDENTIAL PRINCIPLES
AND CORPORATE POLICY ESSENTIALS
Prudential has a series of formal policies designed to guide employees and sales associates in the conduct of Prudential business. Selected policies are referenced within Making the Right Choices. Other policies or terms of engagement may also apply if you are associated with Prudential, such as members of the Board of Directors, contractors and vendors. Some policies even apply to the actions of family members, such as those that relate to conflicts of interest.
Board members and associates of affiliated companies in which Prudential controls a majority stake are also subject to these policies. In many instances, vendors and contractors that do business with Prudential will also be asked to affirm that they understand and agree to comply with terms of engagement that encompass the principles set forth in these policies.
Prudential’s principles of behaviors serve as the foundation for the policies under which we work:
Acting Ethically
Complying With Laws and Regulations
Treating Employees Fairly
Dealing With Customers and External Parties
Managing Risk
Protecting Prudential Proprietary Information and Assets
Corporate Policy Essentials
Prudential’s Corporate Policy Essentials are expectations that expand upon the Principles and outline the imperatives by which we expect Prudential’s business operations to be conducted and define what it means to be associated with Prudential:
We respect restrictions on sharing proprietary business information in the marketplace.
We do not tolerate bribery or activities that induce corruption.
We do not use business information for personal monetary gain.
We do not try to gain unfair market advantage.
We do not tolerate fraud and will fully investigate all allegations of fraud.
We do not tolerate retaliation against those who report concerns in good faith.
We do not tolerate unlawful harassment or discrimination.
We encourage employees and others associated with Prudential to speak up about inappropriate actions.
We attempt to provide a safe and secure working environment.
We act in the best interest of the company.
We avoid, mitigate or disclose potential, actual and apparent conflicts of interest.
We exercise appropriate controls over processes and assets.
We promote products and services appropriate to meet the needs of individuals and institutions through Prudential’s sales associates.
We provide accurate and relevant information about Prudential’s products and services.
We deal promptly, respectfully and appropriately with customer requests and complaints.
We protect and restrict access to information, as appropriate, about Prudential’s business, employees, sales associates and customers.
We take the steps necessary to know Prudential’s customers and the legitimacy of their financial transactions.
We impose appropriate discipline and sanctions for violations of policies and laws applicable to Prudential’s businesses.
Specific businesses and corporate center functions may issue additional policies, standards and procedures that must also be followed when working for or on behalf of that particular business or corporate center function.
While Making the Right Choices covers many issues, it is not intended to be all-inclusive or to address every situation. Employees and sales associates are expected to consult other applicable internal policies and materials (e.g., compliance manuals, human resources policies, expense manuals, etc.). These resources may be available electronically or can be obtained, as applicable, from management, human resources contacts, compliance and/or legal contacts, business ethics contacts and Global Business Ethics & Integrity. These resources can provide assistance in understanding the company’s expectations and requirements.
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Act with integrity and make decisions
based on high ethical standards.
Acting Ethically
What to know:
Living up to Prudential’s high ethical standards is more than just doing what the law requires. Those associated with Prudential are expected to demonstrate a strong moral compass and make a personal commitment to do what’s right, every day, in every business situation. Act with courage, integrity and honesty at all times when engaged in Prudential business.
Sometimes there is uncertainty about the right course of action. Ask if the action is good for Prudential’s customers and shareholders. Ask, “Would I be comfortable with this action if it came to the attention of my fellow employees or sales associates, friends, family members or the media?” If the answer is “no,” then do not do it. Everyone associated with Prudential is expected to make business decisions based on what is right, not simply what is easy or expedient.
Do not allow personal interests (including investments, business dealings or other personal or family activities) to conflict with or appear to conflict with the interests of Prudential, its shareholders or customers.
Report suspected unethical or illegal behavior according to applicable laws and processes. Prudential will not tolerate retaliation against anyone who, in good faith, raises such a concern.
What to do:
Act in an honest, fair and ethical manner in all business interactions.
Use Prudential’s property for appropriate business purposes only.
Disclose activities, financial interests or relationships that may be or may appear to be a conflict of interest. Obtain prior, written approval, where appropriate.
Prevent improper use and disclosure of proprietary information not available to the general public.
Create an environment where everyone feels they can voice their opinions.
Report suspected unethical or illegal behavior to the appropriate Prudential resources.
Right
An employee learns that his supervisor has improperly obtained proprietary information about a competitor which results in Prudential gaining an unfair business advantage. The employee reports the matter.
8 | Making the Right Choices Prudential’s Code of Conduct

What to avoid:
Taking adverse action against someone who has raised a concern or questioned a practice.
Making decisions that give the appearance of, or create, a conflict between your interests and those of Prudential or its shareholders or customers.
Buying or selling the securities of any company, including Prudential, either directly or through family members, when acting on material nonpublic information.
Using or appearing to use Prudential resources, information or influence for personal gain.
Wrong
Buying company stock after obtaining confidential information about a major acquisition.
Wrong
Refusing to promote a qualified employee because she previously reported a violation of a policy.
SCENARIO 1: You are employed by Prudential and are responsible for hiring vendors for various projects throughout the company. You receive a bid from A-Plus, a company owned by your neighbor and friend. What should you do?
Answer: You must avoid creating a conflict of interest, or the appearance of one, in business dealings. In this scenario, it must be clear that the company’s interests have to come first. You should disclose to your manager that you have a relationship with the owner of A-Plus. You may potentially recuse yourself from the selection process. A-Plus’s bid should be given the same consideration as other vendors so that the company hires the best service provider.
SCENARIO 2: You are employed by Prudential but also serve on an approved volunteer finance committee at a university, and you have scheduled a lunch meeting with the committee chair. Before your lunch, you learn that an important Prudential client company is planning to purchase a large stake in the company for which the committee chair works, and Prudential is involved in the transaction. How should you handle this information at your lunch meeting with the committee chair?
Answer: The information you learned is confidential to Prudential and may be considered material nonpublic information. Therefore, you cannot share this information with the committee chair. Providing this information before it is available to the general public would be a violation of Prudential’s policy and could be a violation of law.
Related Master Policies:
Personal Conflicts of Interest and Outside Business Activities
Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading
Expense Management
Reporting Concerns and Non-Retaliation
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Complying With Laws and Regulations
Understand and honor the letter and spirit of the laws and regulations that apply to Prudential’s businesses.
What to know:
Prudential is expected to know, understand
and comply with laws and regulations applicable to its businesses, wherever located. You are responsible for knowing and understanding the laws and regulations that apply to your job or business. Prudential expects everyone associated with Prudential to conduct business in compliance with applicable laws and regulations. Consistent with the local laws of a country, there may also be an obligation to report, prevent or stop unethical or illegal behavior when it becomes known.
In some cases, our policies specifically outline your responsibilities under certain laws and regulations. For example, internal policies specify strict guidelines about how Prudential’s products can be marketed or sold, and the required licensing, communications and behavior of those who sell the products. Misconduct may be punished, up to and including termination of employment and, in some cases, criminal prosecution.
What we expect:
Be truthful and accurate in your business dealings.
Know, understand and comply with the laws and regulations that apply to your job or business.
Safeguard personally identifiable and nonpublic proprietary information; limit access to only those who need it to do their jobs at Prudential.
Let only appropriately licensed and registered individuals market or sell Prudential’s products.
Submit marketing and sales material for review and approval by the compliance team prior to allowing it to be used or distributed.
Obtain pre-approval for any charitable fundraising or other charitable events in connection with Prudential.
Watch for warning signals regarding behaviors, processes or reporting that you observe in your interactions with employees and third parties.
Right
Reporting a co-worker removing customer files under suspicious circumstances from the building without authorization.
10 | Making the Right Choices Prudential’s Code of Conduct

What to avoid:
Inadequate protection of personal data on your computer, mobile device, tablet, printer, desk, etc.
Unauthorized sharing of personal information or customer information.
Wrong
Circumventing compliance procedures to offer quicker customer service.
Wrong
Sending an e-mail using a company computer asking colleagues for charitable contributions.
SCENARIO: A customer calls you and asks why he received a letter advising him that his insurance policy was about to lapse. You search the database, but can find no record of his most recent premium payment. The customer has a cancelled check and letter showing that the funds had been cashed by a Prudential employee. It appears that none of the funds were deposited in the customer’s account. What should you do?
Answer: You should escalate the matter to management, your human resources contact or your business ethics contact. Consistent with the local laws of your country, you may also bring the matter to the attention of your compliance and/or legal contact, Corporate Investigations, Internal Audit or Global Business Ethics & Integrity. However, you should not take further action unless instructed to do so. If an employee kept the funds rather than depositing them into the customer’s account, he or she would be committing theft.
Related Master Policies: Confidentiality of Personal Information Discipline and Sanctions
Fraud Prevention
Cooperation in and Conduct of Investigations, Examinations and Audits Customer Complaint Management
Marketing, Licensing and Sales Practices Reporting Concerns and Non-Retaliation
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Foster a fair, professional and collaborative work environment.
Treating Employees Fairly
What to know:
Prudential promotes a productive, harassment-free work environment where the talents of a diverse work force are valued and respected. Prudential’s policy is to provide employment and advancement opportunities to all qualified individuals in accordance with applicable laws. We base employment decisions on job-related and business factors.
You are responsible for treating all employees and others associated with Prudential professionally. Prudential will not tolerate unlawful discrimination of any kind in any aspect of the employment relationship, or when conducting Prudential business. This includes recruitment and hiring, compensation, access to training, promotion, discipline, termination of employment, work-related social activities, and other terms and conditions of employment. Prudential also will not tolerate any conduct that creates an intimidating or hostile working environment, or that interferes with work performance. Finally, Prudential will not tolerate retaliation against anyone who complains about behavior that the complainant believes is inconsistent with Prudential policies.
Prudential is committed to providing a safe workplace. To help maintain that safety, you are responsible for following the direction of Prudential’s security staff, and for bringing situations that threaten health or safety to their attention immediately.
When bringing new employees into the company, Prudential recruits and hires individuals in compliance with applicable laws, with a commitment to fairness to all candidates and to good business results. Prudential hires individuals based on their job-related qualifications, merit and competence. The company has specific protocols for hiring individuals in each local operation and related to each job responsibility.
In all situations, the responsibility for maintaining a fair, professional, open and safe workplace free from discrimination and intimidation or harassment belongs to everyone associated with Prudential.
What to do:
Treat all employees and anyone associated with Prudential professionally and with dignity.
Hire based on job qualifications without personal biases.
Evaluate performance and make employment- related decisions and actions based solely on job-related criteria.
Create and maintain an open, safe work environment.
Cooperate with the security team by following established security measures and guidelines.
Report behavior that is inconsistent with the company’s commitment to a professional and harassment-free work environment to Prudential’s management, human resources contact, business ethics contact or Global Business Ethics & Integrity as appropriate.
Report suspicious or threatening activities to the appropriate area.
Understand and comply with applicable employment and labor laws.
Right
A manager makes it clear to her team that they will be evaluated based on their work product, not based on favoritism or personal relationships.
12 | Making the Right Choices Prudential’s Code of Conduct

What to avoid:
Treating people differently based on their unique personal characteristics.
Making employment decisions based on factors other than a person’s job-related qualifications and Prudential’s business needs.
Wrong
Discussing an employee’s health with others in the business without the employee’s consent.
Wrong
Making inappropriate comments about a co-worker’s physical appearance.
SCENARIO: As the manager responsible for hiring, you’ve been reviewing resumes of candidates for a role involving communications with external parties. You and key members of your team have held interviews with promising candidates and narrowed down the individuals to the top three. The clear choice is a woman. If hired, she would be the first woman to ever hold the position. Should that factor into your decision?
Answer: No. Managers must make all hiring decisions based on an applicant’s qualifications without discriminating against any individual, in this case based on the candidate’s gender.
Related Policies:
The Anti-Discrimination and Anti-Harassment policies applicable to your location
Security of Personnel and Work Environment Recruitment and Hiring
Reporting Concerns and Non-Retaliation
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Dealing With Customers and External Parties
Instill and maintain trust in dealings with Prudential’s customers, shareholders and
partners.
What to know:
Prudential’s customers are fundamental to its business and their trust and loyalty are essential and invaluable to the company. To earn that loyalty, we must serve Prudential’s customers the right way. Commit to providing excellent customer service and, when complaints do occur, take them seriously and escalate the issues for quick remediation.
Everyone associated with Prudential is responsible for observing the laws, regulations and industry standards applicable to his or her responsibilities. An improper payment or offer of something of value to gain an advantage – whether to a vendor, a government official, an individual, company or a competitor – is never acceptable. Any gifts or entertainment, received or given, should be viewed as an outsider would view the facts. Therefore, whatever your intent, do not take an action if it may be perceived as improper or as giving you or the company an unfair advantage.
Apply this approach to doing business the right way every day. For instance, do not participate in, record or keep silent about any financial transactions that might obscure the source of the funds. If something does not “feel right,” discuss your concern with management or another appropriate Prudential contact.
Prudential’s customers trust us with the information we need to serve them, be it their business or personal financial needs. Be aware at all times that this information is personal and should be safeguarded.
As part of our commitment to our communities and our world, Prudential will not tolerate any instances of human trafficking or other forced labor or slavery. We will also not conduct business with any third parties who engage in it.
What to do:
Provide timely and fair resolution to customer concerns and complaints.
Escalate concerns regarding the behaviors of anyone associated with Prudential to the appropriate management level.
Understand and abide by restrictions on using Prudential’s name and logo.
Cooperate in all investigations, examinations and audits from both internal and external sources.
Notify management of any request for proprietary information about Prudential or Prudential’s customers from a third party before supplying it.
Keep accurate records of expenditures relating to third parties and customers.
Know and understand the guidelines governing gifts and entertainment applicable to you.
Safeguard personal information about customers, employees and sales associates.
Maintain well-documented information regarding business interactions and correspondence with Prudential’s customers and suppliers.
Obtain necessary approvals prior to dealing with any public officials on Prudential’s behalf.
Know your customers and the ways to detect potentially improper financial activity.
Compete fairly in the marketplace.
Right
An employee escalates a customer complaint and follows through until the matter is resolved.
14 | Making the Right Choices Prudential’s Code of Conduct

What to avoid:
Making any payments, gifts or entertainment to a government official.
Making political contributions on behalf of Prudential.
Making personal political contributions that may create the appearance of or an actual conflict of interest.
Inappropriately sharing information to gain a marketplace advantage.
Discussions with employees of competitors that could lead to inferences about costs, prices or market practices.
A third party using Prudential’s name or logo without approval or in an unauthorized manner.
Entrusting confidential or personal data to a service provider without proper controls.
An actual or apparent conflict of interest that could influence a business decision.
Wrong
Making a contribution to a local politician using the company’s address.
SCENARIO 1: You are responsible for purchasing certain services needed for successful completion of a critical project. A sales representative from a current vendor makes a contribution in your name to a local charity and advises you of this while expressing his interest in a contract renewal. What do you do?
Answer: You must avoid creating a conflict of interest, or the appearance of one, in your business dealings. In this example, whether you award the contract to the vendor or not, the fact that a contribution was made in your name creates the appearance of a conflict of interest.
You should report the contribution to your manager and advise your manager of the vendor’s behavior, so he or she can determine whether you should recuse yourself from the vendor selection process.
SCENARIO 2: You are responsible for approving applications for the purchase of life insurance. In reviewing an application, you notice that the applicant’s signature does not match other signatures that you have for that individual. You are concerned that the insurance agent may have signed the application rather than the applicant.
What should you do?
Answer: Immediately contact Prudential’s local control/compliance contact, who will work with you, Compliance, and Corporate Investigations to determine next steps. For certain documents, when it is suspected that a signature may be fraudulent, the document must be turned over to Corporate Investigations or Prudential’s local fraud contact, as appropriate.
Related Master Policies:
Cash Policy
Dealing with External Auditors Confidentiality of Personal Information Human Trafficking
Gifts and Entertainment
Anti-Money Laundering and Sanctions Compliance Anti-Bribery/Anti-Corruption
Cooperation in and Conduct of Investigations, Examinations, and Audits
Corporate Sponsorships, Promotions, Endorsements and Corporate Contributions
Customer Complaint Management Antitrust and Unfair Competition
Political Activities and Lobbying (U.S. only) Vendor Agreements and Governance Reporting Concerns and Non-Retaliation Fraud Prevention
Digital Communications and Internet Use
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Understand that managing risk is Prudential’s business and the responsibility of everyone associated with Prudential.
Managing Risk
What to know:
Prudential is in the business of managing risks. Everyone associated with Prudential is expected to understand, identify and mitigate risks arising out of the services they perform by lessening the number and magnitude of any unexpected occurrences, and understand what they are doing, what options they have and the impact of their actions on the company. If something is not clear, or if the potential risk exceeds your authority, bring the matter to the attention of Prudential management. Not knowing is not an excuse for a bad decision or inappropriate action.
Risks must be understood, managed, measured and communicated effectively.
What to do:
Understand and identify the risks you take in relation to the services you provide to Prudential.
Analyze the different possible decisions you have and the potential outcomes for each.
Ask for information when there is something you do not understand.
Learn from mistakes; for instance, perform reviews after major projects.
Speak up if you think something is not right.
Treat records and all proprietary information with the correct level of security and retention.
Escalate any disagreements or uncertainties appropriately and in a timely manner.
Wrong
Giving your password to someone else so that he or she can gain access to a critical document while traveling.
16 | Making the Right Choices Prudential’s Code of Conduct

What to avoid:
Performing tasks you do not understand.
Sacrificing controls for speed.
Situations where you do not have the information you need to make intelligent decisions; speak up if you do not.
Situations where you have access to more systems than you need to do your job.
Sharing your password with anyone, ever.
Relying on old/outdated assumptions; they need to be reviewed and refreshed frequently.
Right
Reporting immediately to Global Security an individual acting strangely near the company garage.
SCENARIO 1: You are employed in a group that relies heavily on a system that was installed several years ago. Over the last 12 months, you have become increasingly concerned about risk of loss to the company because of periodic system performance issues. What should you do?
Answer: Assess the risk and communicate it effectively to your management. Make the operations team closest to the system aware of the risk of system performance issues. Establish and continually review processes to mitigate the potential risks on a timely basis.
SCENARIO 2: You are employed as a supervisor of a disbursement area. Your area’s standard is that all transactions are 100 percent second-checked before they are processed. You also have a timing standard that all transactions are to be processed within ten days of receipt. Conformance to that standard is a key aspect of management’s evaluation of you. However, you are currently in jeopardy of falling behind the ten-day standard because of unusual levels of business activity. You are considering temporarily waiving the 100 percent second-checking process until you can get caught up. Is this appropriate?
Answer: Speak with your manager about your time constraints. Determine what legal and regulatory requirements relate to your second-checking process. Do not sacrifice controls for speed without appropriately escalating the decision.
SCENARIO 3: You are a life insurance sales agent. In reviewing the documents that an applicant has submitted to the company for his life insurance application, you notice that important information is missing. What should you do?
Answer: You should tell the applicant that the application is not in good order and cannot be accepted for processing unless the missing information is provided.
Related Master Policies: Segregation of Duties Enterprise Risk Management Software Use
Security of Personnel and Work Environment Business Continuation Planning
Reporting Concerns and Non-Retaliation
Making the Right Choices Prudential’s Code of Conduct | 17

Protecting Prudential Proprietary Information and Assets
Understand that protecting proprietary information and assets is critical in meeting Prudential’s obligation to its customers,
shareholders and
Prudential.
What to know:
Information about our customers and our company is another of Prudential’s most valuable assets.
Information can include a customer name or account number, forecasts about Prudential’s performance, information about a potential acquisition or investment, or other sensitive or confidential information. You are personally responsible for securing this type of information appropriately, sharing it only on a need-to-know basis and using it as intended. Be careful about sharing proprietary business information in writing, through e-mail, on the intranet or internet, or in conversation or presentations. Be mindful of ethical standards, laws, preferred business practices and professionalism when you engage in business-related communications, regardless of the medium.
Protect Prudential’s brand and logos. Prudential’s iconic Rock symbol is a powerful asset that represents the relevance, expertise and strength of Prudential’s brand. Prudential’s symbols, logos and other intellectual property are important assets and must only be used for permissible purposes.
You are responsible for protecting Prudential’s internal information systems, e-mails, intranet and internet in the approved manner. Do not expect that any communications using any Prudential system are private.
What to do:
Protect and preserve Prudential’s reputation and the integrity of its proprietary information.
Use Prudential’s information for appropriate business purposes only.
Act in a manner consistent with Prudential’s commitment to full, fair, accurate, timely and understandable public business disclosures and communications.
Prevent improper use and disclosure of Prudential proprietary information.
Protect and secure Prudential’s information/
data (e.g., customer, employee, business partner, product and financial) in all forms against unauthorized use, access, duplication, disclosure, modifications or destruction.
Maintain appropriate controls to safeguard Prudential’s proprietary information and intellectual property in all forms.
Communicate in an ethical and responsible manner.
Communicate in a manner that complies with legal, regulatory and security requirements.
Right
Securing your computer when taking a break.
Related Master Policies: Confidentiality of Personal Information Internal Communications
Security for Business Information Corporate Trademarks and Service Marks
Intellectual Property: Prudential and Third-Party Ownership, Protection and Use
External Speeches, Presentations and Surveys Records Management
Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading
Digital Communications and Internet Use Reporting Concerns and Non-Retaliation Fraud Prevention
18 | Making the Right Choices Prudential’s Code of Conduct

What to avoid:
Discussing or sharing Prudential’s nonpublic information, including company performance, financial health or any personnel changes.
Communicating or appearing to communicate on behalf of Prudential when responding to media inquiries, regardless of the format, unless authorized to do so by the company.
Endorsing non-Prudential individuals, products, services or vendors on behalf of Prudential.
Putting Prudential data on a public or unsecured computer or mobile device.
Disclosing or sharing proprietary information.
Destroying any type of Prudential records, documents or communications except in connection with applicable records management policies.
Modifying or altering Prudential documents or records.
Using Prudential systems for non-business purposes. Occasional personal use of Prudential systems is permitted provided that it does not interfere with Prudential’s business and is not otherwise prohibited by internal policies and standards.
Disclosing proprietary information or systems to third parties/vendors without proper controls.
Posting information or links on the Prudential internet or intranet pages, except as approved for business purposes.
Impermissibly using Prudential’s logo or tagline.
Wrong
Destroying company records to cover up an error.
Wrong
Using a Prudential computer to store files for a family business.
SCENARIO 1: You are a member of a large team working to develop a new business product. The product is expected to revitalize a market segment. The press is already aware of the product launch. You’ve just been told the part of the project your team is working on has been put on hold. There are rumors the project will be cancelled, which will negatively impact expected revenue for the year.
One of your friends who works for another company in a similar field calls and during your conversation, asks how that big project you have been working on is going. How should you respond?
Answer: In this case, the status of this project should not be discussed with your friend. You may not have all of the facts regarding the project and gossiping could potentially be very damaging to the company. Remember, proprietary information is a valuable asset and should be protected appropriately.
SCENARIO 1A: You don’t have time to speak to your friend when he calls, so you decide to send an e-mail before you leave the office. In the e-mail, you are careful to avoid discussion of the project; however, you do vaguely reference your concerns. Was this appropriate?
Answer: No, transmitting e-mails to third parties containing gossip or casual statements may be misunderstood. Anything you put in writing can become public information. Your friend may decide to post it on a blog or other media. You must follow your local policies and procedures with regard to communications on Prudential’s information systems.
SCENARIO 2: You are attending a continuing education business class two nights a week. Your professor thinks it is important for students to use real-world examples in class. You have heard that the company might be buying a large company in the insurance division. If you do not tell anyone the name of the company being considered for purchase, can you share this information with your classmates?
Answer: No, you may not share this information. This information is strategically sensitive. Premature disclosure of sensitive company information could cause the company harm. You must be careful not to discuss confidential or material nonpublic information, such as a potential acquisition, in public places. It is also important not to reveal confidential information to anyone who does not have a need to know. This includes co-workers, sales associates, business partners, consultants, vendors and personal acquaintances.
Making the Right Choices Prudential’s Code of Conduct | 19

Prudential expects anyone associated with Prudential to be honest, forthright and to use good judgment. The company also expects those associated with Prudential to deal fairly with customers, suppliers, competitors, fellow employees and sales associates.
Anyone associated with Prudential is expected to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation.
Sometimes there may be uncertainty about the right course of action. In these instances, you need to ask yourself, “Would I be comfortable with this action if it came to the attention of my co-workers, fellow employees, managers, friends, family members or the media?” If the answer is “no,” then taking this action may not be the right thing to do – either for you or for the company. Remember, you can always discuss your concerns with Prudential’s management, human resources contact, compliance and/
or legal contact, business ethics contact or Global Business Ethics & Integrity. It is imperative that we make business decisions based on what is right, not simply what is expedient.
We are the strength of the Rock
20 | Making the Right Choices Prudential’s Code of Conduct

CONTACT INFORMATION
How to Raise an Ethical Concern to Prudential’s
Business Ethics Office: Global Business Ethics & Integrity
Global Business Ethics Website:
www.tnwinc.com/Prudential
Global Business Ethics Web Reporting Form:
www.tnwinc.com/reportline/international
Global Business Ethics Help Lines
are available 24 hours a day, 7 days a week:
Note: In some countries the scope of what is permitted to be reported on the Help Line may vary.
Country Toll-Free Number
Argentina 0800-444-3653
Brazil 0800-891-2823
Canada 800-752-7024
China
North 10-800-711-0917
South 10-800-110-0843
Germany 0800-182-2978
Hong ong 800-930264
India 000-117-888-847-5288
Ireland 1-800-946-552
Italy 800-902-527
Japan
KDD 00531-11-3339 Japan Cable & Wireless IDC 0066-33-830194
In Japan, these Help Line telephone numbers may not be reached by some telephone carriers, mobile phones and internet telephony.
Korea 00798-11-002-3653
Country Toll-Free Number
Argentina 0800 -444-3653
Brazil 0800 -891-2823
Canada 800 -752-7024
China
North 10-800-711-0917
South 10-800-110-0843
Germany 0800 -182-2978
Hong Kong 800-930264
India 000-117-888-847-5288
Ireland 1-800-946-552
Italy 800-902-527
Japan
KDD 00531 -11-3339
Japan Cable & Wireless IDC 0066-33-830194
In Japan, these Help Line telephone numbers may not be reached by some telephone carriers, mobile phones and internet telephony.
Korea 00798 -11-002-3653
Malaysia 1-800-885-523
Mexico 01-800-436-0062
Poland 0-0-800-111-1815
Singapore 800-1101-707
Taiwan 00801-104-229
United Kingdom 0808 -234-2695
United States 800 -752-7024
Malaysia 1-800-885-523
Mexico 01-800-436-0062
Poland 0-0-800-111-1815
Singapore 800-1101-707
Taiwan 00801-104-229
United Kingdom 0808-234-2695
United States 800-752-7024
Global Business Ethics Mailing Address:
Prudential Financial, Global Business Ethics & Integrity 751 Broad Street, Newark, New Jersey 07102, USA
Making the Right Choices Prudential’s Code of Conduct | 21

Global Business Ethics & Integrity 751 Broad Street, Newark, New Jersey 07102, USA (800) 752-7024 Rev. March 2016

Personal Securities

Trading Standards

INTRODUCTION

As a leader in the financial services industry, Prudential Financial, Inc. (“Prudential” or “Company”) aspires to the highest standards of business conduct. Consistent with this standard, Prudential has developed Personal Securities Trading Standards (”Standards”) incorporating standards and procedures followed by leading financial service firms. These Standards are designed for Prudential and its associates to comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) and the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), and to have its associates conduct their personal trading in a manner consistent with Prudential’s requirement of placing its shareholders’ and customers’ interests first.

These Standards set forth insider trading requirements, trade monitoring procedures, and personal trading restrictions for Prudential associates.

Section I sets forth Prudential’s Standards on Insider Trading that applies to all Prudential associates. It is important that all Prudential associates read and understand these standards, which sets forth their responsibilities in connection with the use and disclosure of material nonpublic information.

Section II sets forth Prudential’s trade monitoring procedures and trade reporting obligations for Covered and Access Persons, including the authorized broker-dealer requirements.

Section III sets forth Prudential’s standards and restrictions relating to personal trading in securities issued by Prudential for Designated Persons and all other Prudential associates. Responsibilities for Section 16 Insiders are covered under a separate document.

Section IV sets forth the additional trading standards and procedures applicable to associates of a Prudential broker-dealer.

Section V sets forth the additional trading standards and procedures applicable to associates of a Prudential portfolio management unit, trading unit or registered investment adviser.

Section VI sets forth the additional trading standards and procedures applicable to associates of the private asset management units of PGIM.

If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of these Standards, please contact the Compliance Department at PST.help@prudential.com.

The personal trading standards and trade monitoring procedures described in this document reflect the practices followed by leading financial service firms. No

i

business unit or group may adopt standards or procedures that are inconsistent with these Standards. However, business units may adopt standards and procedures that are more stringent than those contained herein. Exceptions to these standards may only be granted by the Company’s Chief Compliance Officer.

III. STANDARDS AND RESTRICTIONS FOR PERSONAL TRADING IN SECURITIES ISSUED BY PRUDENTIAL BY DESIGNATED PERSONS	23

A. Designated Persons	23

B. Specific Trading Requirements	24

1. Brokerage Account Requirements for Designated Persons	24

2. Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers	25

3. Reporting New Accounts	26

4. Trading Windows/Blackout Periods	26

5. Preclearance of Trading in Prudential Securities	26

6. Prohibited Transactions Involving Securities of Prudential Financial, Inc.	27

7. PESP	28

C. Supervisory Responsibilities.	28

D. Violations of these Standards	28

IV. TRADING RESTRICTIONS FOR ASSOCIATES OF BROKER-DEALERS	29

A. Trade Monitoring for Associated Persons of a Broker-Dealer	29

1. Notification Requirements for Personal Securities Accounts	30

2. Periodic Compliance Training and Sign-off	30

3. Requirement for Supervised Persons	31

B. Restrictions on the Purchase and Sale of Initial Equity Public Offerings	31

C. Private Placements	32

D. Code Violations and Sanctions	32

V. TRADING RESTRICTIONS FOR PORTFOLIO MANAGEMENT AND TRADING UNITS AND REGISTERED INVESTMENT ADVISERS	34

A. Background	34

1. Advisers Act Requirements	34

2. Investment Company Act Requirements	34

B. Definitions	35

C. Conflicts of Interest	35

D. Mutual Fund Reporting and Trading Restrictions	36

1. Mutual Fund Holding Period	36

2. Standards Relating to Reporting and Trading Mutual Funds	37

E. Additional Trading Restrictions for Access and Investment Personnel of PGIM Fixed Income (“FI”), Quantitative Management Associates LLC (“QMA”), PGIM Real Estate Global Real Estate Securities (“GRES”), AST Investment Services, Inc. (“ASTIS”) , PGIM Global Partners, PGIM Investments LLC	38

v

I. PRUDENTIAL’S STANDARDS ON INSIDER TRADING

Prudential aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements to properly protect material nonpublic information and to comply with laws and regulations governing insider trading.

A. Use of Material Nonpublic and Confidential Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. The Company standards, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate master policy entitled “Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading”. Additionally, the U.S. Information Barrier Standards have been adopted to provide specific requirements for employees of a U.S. Investment Sector (as defined in the U.S. Information Barrier Standards) and its constituent investment units (including their operations located outside the U.S.).

•	You may not use material nonpublic information, including information obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit.

•	You must treat as confidential all information that is not publicly disclosed concerning Prudential’s financial information and key performance drivers, investment activity or plans, or the financial condition and business activity of Prudential or any company with which Prudential is doing business.

•	If you possess material nonpublic information, you must preserve its confidentiality and disclose it only to other associates who have a legitimate business need for the information. In addition, there are special rules for non-investment unit employees sharing material nonpublic information with employees of an investment unit. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.

•	In the course of your business activities you may be involved in confidential analysis involving other external public companies. You must treat as confidential all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for anyone’s personal benefit.

Under federal securities law, it is illegal to buy or sell a security while in possession of material nonpublic information relating to the security.1, It is also illegal to “tip” others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer’s securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (“SEC”). If you have any questions concerning the law or a particular situation, you should consult with the Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section I.H. Violations of these rules also may result in discipline by Prudential up to and including termination of employment.

(1)	You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies.3 This restriction applies to transactions for you, members of your family, Prudential or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security while in possession of material nonpublic information.

(2)	If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security, whichever is longer. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information.

1 Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides for an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan (“Individual Trading Plan”). Certain Prudential employees may be eligible to enter into an Individual Trading Plan with respect to certain sales of Prudential securities and exercises of Prudential employee stock options. Any Individual Trading Plan must be precleared in accordance with Company standards. These individuals have been specifically notified.

2 In some circumstances, additional elements may be required for there to be a violation of law, including scienter and breach of a duty.

3 Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

(3)	You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a “need to know”).

(4)	You should refrain from buying or selling securities issued by any companies about which you are involved in confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

C. What is Nonpublic Information?

Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither partial disclosure (disclosure of part of the information) nor the existence of rumors is sufficient to consider the information to be public. If you are uncertain as to whether information is nonpublic, you should consult the Law Department or your Chief Compliance Officer.

While you must be especially alert to sensitive information, you may consider information received directly from a designated company spokesperson to be public information unless you know or have reason to believe that such information is not generally available to the investing public. An associate working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

Example:

When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying: “This is not generally known but . . .” In such a situation, the analyst should assume that the information is nonpublic.

D. What is Material Information?

There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy, sell, or hold a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult the Law Department or your Chief Compliance Officer.

Material information may be about Prudential or another public company.

Examples:

•	Information about a company’s earnings or dividends (e.g., whether earnings will increase or decrease);

•	Information about a company’s physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);

•	Information about a company’s personnel (e.g., a valuable employee leaving or becoming seriously ill);

•	Information about a company’s pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);

•	Information about a company’s financial status (e.g., financial restructuring plans or changes to planned payments of debt securities);

•	Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company; or

•	Information about pending litigation involving a company generally should be considered material.

Information may be material even though it may not be directly about a company (e.g., if the information is relevant to that company or its products, business, or assets).

Examples:

•	Information that a company’s primary supplier is going to increase dramatically the prices it charges; or

•	Information that a competitor has just developed a product that will cause sales of a company’s products to plummet.

Material information may also include information about Prudential’s activities or plans relating to a company unaffiliated with Prudential.

Example:

Information that Prudential is going to enter into a transaction with a company, such as, for example, awarding a large service contract to a particular company.

E. “Front-running” and “Scalping”

Trading while in possession of information concerning Prudential’s trades is prohibited by Prudential’s insider trading rules and may also violate federal law. This type of trading activity is referred to as “front running” and “scalping”.

Front running occurs when an individual, with knowledge of Prudential’s trading intentions, knowingly makes a trade in the same direction as Prudential just before

Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

Scalping is making a trade in the opposite direction just after Prudential’s trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

Example:

Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of Prudential in expectation that the large sale will depress its price, you are engaging in front running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

F. Private Securities Transactions

The anti-fraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material nonpublic information.

G. Charitable Gifts

If you are in possession of material nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H. Penalties for Insider Trading

1.   Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

4 In addition to the penalties listed in this section, Prudential and/or Prudential associates could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan’s investment.

2. Penalties for Supervisors

The law provides for penalties for “controlling persons” of individuals who engage in insider trading. Accordingly, under certain circumstances, supervisors of an associate who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an associate is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as restrictions placed on Prudential’s ability to conduct certain business activities including broker-dealer, investment adviser, and investment company activities.

II. SECURITIES TRADE MONITORING FOR COVERED AND ACCESS PERSONS

A. The FIS Protegent PTA System

Federal Law requires all broker-dealers and investment advisers to establish procedures to prevent insider trading by their associates. In addition, the Federal Sentencing Guidelines require companies to establish reasonable procedures to prevent and detect violations of the law. To comply with these and other similar laws and rules, Prudential has developed the Personal Securities Trading Standards to assist in preventing the misuse of material nonpublic information about Prudential or other public companies. All employees are held to the general principles of these Standards to ensure the proper use of material nonpublic information.

However, certain employees are required to have their personal trading activities monitored and may be subject to additional restrictions. Prudential has established a program to monitor the personal securities trading of associates with routine access to nonpublic corporate information about Prudential or any external public company, portfolio management activities, nonpublic mutual fund holdings information or other sensitive information. These individuals are required to have their personal securities transactions monitored in the securities trade monitoring system known as FIS Protegent PTA 5,6

B. Covered, Access and Supervised Persons

Certain employees are classified as “Covered” or “Access” Persons (as defined below).7 These individuals are categorized based on the information to which they have access or their role within the organization. Covered and Access Persons are required to report their personal securities transactions and conform to the authorized broker-dealer requirements (discussed below). Individuals classified as “Access”, “Covered” and “Designated Persons” (as defined in Section III.A.) are collectively referred to as “Monitored Persons” under these Standards.

“Access Persons” - Associates who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations or have access to nonpublic portfolio holdings of mutual funds. See Section V for specific requirements. Certain Access Persons are subject to preclearance

5 Jennison Associates maintain a separate personal trading policy and monitoring system which may differ from these Standards. Any differences between the Jennison Associates policy and these Standards must be approved by the Chief Compliance Officer of Prudential.

6 In certain circumstances due to local law and administrative issues, employees located outside the U.S. are monitored locally by the business unit compliance department.

7 In certain circumstances temporary workers, consultants or independent contractors may be subject to certain aspects of these Standards based on their access to confidential information. Temporary employees should contact their business unit compliance officer with any questions about their obligations.

of all personal securities trading activity, while other Access Persons may only be subject to specific trading restrictions.

“Covered Persons” – Associates, other than Access Persons, who may have access to sensitive or confidential information about third parties or external companies or those individuals who the Company determines should be monitored due to their role in the organization.    Certain Covered Persons may be subject to preclearance of personal securities trading activity, depending on their access to material non-public information.8

“Supervised Persons” - Individuals who are officers, directors and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

Supervised Persons are subject to the following requirements:

•	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including these Standards and any amendments to the Code and/or Standard;
•	Comply with all applicable federal securities laws; and
•	Report any violations of the Code including these Standards to his/her Chief Compliance Officer.

If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered or Designated Person, as defined in Section III.A., he/she is not required to report his/her personal securities trading activity to Corporate Compliance and is not subject to the authorized broker-dealer requirements.9

If you are unsure as to whether you are an Access, Covered, or Supervised Person, contact your Chief Compliance Officer.

All personal trade monitoring requirements outlined in these standards remain in effect while an employee is on leave of absence, disability, or vacation. In certain circumstances when the employee will have no access to Prudential or its systems while on extended leave, the employee may request a temporary suspension from certain standard requirements. The employee must work with the appropriate business unit compliance officer (and management) to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all standard requirements remain in effect for that employee.

8 Private-Side Associates, a subset of the Covered Person category, as defined under Section VI of these Standards (excluding employees of PGIM Real Estate Finance), are considered Access Persons under the Investment Advisers Act of 1940 due to their access to investment advisory client trading information. These individuals will continue to be called Covered Private-Side Associates under these Standards.

9 Supervised Persons who are Broker-Dealer Registered Representatives are subject to the additional requirements in Section IV.

C. Trade Reporting Requirements

1.  Reporting New Accounts

Covered and Access Persons must promptly report any new bank or brokerage accounts in which securities can be held to the Securities Monitoring Unit, including new account numbers, to ensure that transaction records are sent to the Securities Monitoring Unit. Beginning in 2017, brokerage accounts and mutual fund investment accounts activated in connection with Health Savings Accounts, including Cigna Health Savings Accounts, must be reported to the Securities Monitoring Unit. These accounts are reportable in accordance with the requirements of these Standards.

Employees should disclose account information on the Acknowledgment of the Personal Securities Trading Standards form, to PST.Help@Prudential.com, or complete electronically through FIS Protegent PTA Preclearance which can be accessed by typing PST into your browser. We recommend that you bookmark this link for future use. Monitored associates are required to report new accounts within thirty days of activating the account.

2.   Personal and Family Member Accounts

You are required to report, in the manner described above, all securities accounts in which you have a beneficial interest, including the following:

(1)	Personal accounts;

(2)	Accounts in which your spouse has a beneficial interest; [10]

(3)	Accounts in which your minor children or any dependent family member has a beneficial interest;[10]

(4)	Joint or tenant-in-common accounts in which you are a participant;

(5)	Accounts for which you act as trustee, executor or custodian;

(6)	Accounts over which you exercise control or have any investment discretion, including accounts of family members and other persons that reside at locations other than your residence; and

(7)	Accounts of any individual to whose financial support you materially contribute.[11]

10 Due to applicable laws, employees located in Japan are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

11 For example, this could include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. These situations should be reviewed on a case by case basis by the business unit compliance officer or Securities Monitoring Unit.

3.  Accounts in which purchases and sales are limited to open-end mutual funds

Investment Personnel, Access Persons, Public-Side Associates and Private-Side Associates must report new brokerage accounts even if they are limited to open-end mutual funds. However, this requirement does not apply to 401(k) accounts, variable annuities, transfer agency accounts and 529 plans acquired directly from the state. Furthermore, authorized broker-dealer requirements, preclearance, duplicate confirmations and statements are not required for mutual fund only accounts. Additionally, the holdings in mutual fund only accounts do not require disclosure on Personal Securities Holdings Reports.

Some mutual fund companies allow mutual fund shares to be purchased and held directly through the fund’s transfer agent, rather than through a broker-dealer. Such mutual fund transfer agency accounts, including the underlying transactions and holdings in those accounts, do not need to be reported to Prudential. Additionally, 529 College Savings Plans purchased directly from a state sponsor are not subject to these Standards and do not require disclosure.12

All Monitored associates are required to complete and sign an annual Acknowledgment Form, attached as Exhibit 2, identifying and listing the location of all reportable securities accounts, including those held at authorized broker-dealers and those held at non- authorized firms. For the latter, your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to the Securities Monitoring Unit.13 If you are classified as an Access or Covered Person, by signing the annual Acknowledgment Form you are also confirming your obligations of notifying the Securities Monitoring Unit of any changes to your accounts that have been granted exceptions under the authorized broker-dealer requirements.14 Acknowledgment forms, which are supplied to you electronically by the Securities Monitoring Unit, must be completed annually.15

12 529 plans purchased through a broker-dealer are reportable; however, 529 plans purchased directly from a state sponsor are not reportable. Investment Personnel, Access Persons and Private-Side Associates are subject to trading restrictions and reporting requirements with respect to certain mutual fund transactions and holdings. See Sections V.D. and VI.F.

13 Duplicate confirmations and statements are not required for accounts in which purchases and sales are limited to open-end mutual funds.

14 Any changes to accounts that have previously been granted exceptions must be reevaluated to determine if the exception is still permitted. This requirement does not apply to accounts in which purchases and sales are limited to open-end mutual funds.

15 If you are a reporting associate, and have not completed an acknowledgment form, please contact the Securities Monitoring Unit.

4.   Authorized Broker-Dealer Requirements

Covered and Access Persons are required to maintain personal securities accounts at an authorized broker-dealer.16 The authorized firms are:

•	Charles Schwab
•	Chase Investor Services Corp (CISC)
•	E*TRADE
•	Fidelity Investments
•	JP Morgan Chase
•	Merrill Lynch
•	Morgan Stanley
•	Pruco Securities
•	Raymond James
•	Scottrade
•	TD Ameritrade
•	UBS Financial Services
•	Wells Fargo Advisors

Covered and Access Persons should review the Frequently Asked Questions document which is available through FIS Protegent PTA for additional information about each firm. The account types that are subject to the authorized broker-dealer requirements are listed below in Section II.C.2. Covered and Access Persons must report new accounts within 30 days to the Securities Monitoring Unit, including new account numbers, to ensure that transaction records are sent to Prudential via electronic feed.17

Prudential Financial, Inc. securities held at Computershare Trust Company, N.A. (“Computershare”) are not required to be transferred.

New Monitored Persons who are subject to this requirement will be required to transfer accounts to an authorized broker-dealer within sixty days of becoming a Covered and/or Access Person. Such Monitored Persons must instruct their brokers to send trading activity (written confirmations and statements) to the Securities Monitoring Unit while they are in the process of transferring their accounts. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards. New Monitored Persons should disclose all accounts on the Personal Securities Trading Standards Acknowledgement form or by entering them into FIS Protegent PTA Preclearance. We recommend that you bookmark this link for future use. Alternatively, you may send the new account information to PST.help@Prudential.com.

It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin

16 This requirement does not apply to accounts in which purchases and sales are limited to open-end mutual funds only. It similarly does not apply to employees outside of the U.S. maintaining accounts with foreign broker/dealers.

17 Employees are required to report new accounts within thirty days of activating the account.

accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards.

5.   Authorized Broker-Dealer Exceptions

Exceptions to the authorized broker-dealer requirement are limited and should be submitted to the Chief Compliance Officer responsible for your business unit who will submit the request to the appropriate Business Unit or Corporate Department Executive at the Senior Vice President (“SVP”) level or above for review.18 Documentation for all exceptions must be forwarded to your business unit compliance officer for review. Exceptions will be evaluated on a case-by-case basis based on the following criteria19:

•	Accounts held jointly with or accounts for spouses who are subject to the same type of personal trading requirements prior to being subject to these Standards. Employees must provide supporting documentation from their spouse’s employer to business unit compliance officers.

•	Accounts for which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager (“Discretionary Accounts”) further defined in Section II.C.7. Access and Covered Persons should follow instructions in Section II.C.7. pertaining to Discretionary Accounts and are not required to receive formal SVP approval under the authorized broker-dealer requirements for Discretionary Accounts. However, employees must submit signed copies of managed account agreements to business unit compliance officers to verify the criteria have been met for the account exception. Note, accounts where trading authorization has been granted to another do not qualify as Discretionary Accounts.

•	Blind trusts and family trusts. A copy of the trust agreement must be submitted to the business unit compliance officer. Trust accounts with multiple trustees, where all trustees do not unanimously support transfer of the account, may be eligible for an exception.[20]

•	Accounts holding non-transferable securities that may not, due to their nature, be liquidated without undue hardship to the employee (new purchases generally will not be permitted.)

•	Direct stock purchase or dividend reinvestment plans that are established directly with a public company or certain limited purpose accounts, such as 401(k) accounts

18 Exceptions for employees outside the U.S. may be granted by the local Business Unit Head provided that Compliance recommends approval. Compliance recommendations are solely based on criteria provided in these Standards.

19 Additional criteria may be evaluated by business unit compliance officers and Securities Monitoring Unit to grant account exceptions as warranted.

20 Trust accounts for which the employee or other Monitored person is only the grantor and has no decision making capabilities do not need to be disclosed and are not subject to monitoring. Trust accounts for which the monitored person is only the beneficiary must be disclosed to Corporate Compliance, however, these accounts are not subject to monitoring. Additionally, when the monitored person is the trustee of a trust and he/she does not have investment discretion, the trust is not subject to monitoring or the authorized broker dealer requirements.

and employee stock compensation accounts (Senior Vice President may delegate authority for approving these accounts to the Business Unit Chief Compliance Officer or his/her designee).

•	Accounts of dependent parents for which the Monitored person exercises control or has investment discretion where the account was established prior to the Monitored person’s role in managing the account.

If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

6. Trade Reporting Requirements for Exception Accounts

Even if you are granted an exception to the authorized broker-dealer requirement and are permitted to maintain an account with a broker-dealer who is not authorized, you must direct the brokerage firm(s) that maintain(s) your securities account(s) to send duplicate copies of your trade confirmations and account statements (“trading activity”) to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards. Remember, accounts maintained at Charles Schwab, Chase Investor Services Corp. (CISC), E*TRADE, Fidelity Investments, JP Morgan Chase, Merrill Lynch, Morgan Stanley, Pruco Securities, Raymond James, Scottrade, TD Ameritrade, UBS Financial Services and Wells Fargo Advisors, as well as Discretionary Accounts and certain trust accounts, are exempt from this requirement.

For employees outside of the United States who are only classified as Designated Persons, accounts established in Japan, Korea, Singapore, Taiwan, and Mexico are exempt from the duplicate statement and confirmation requirement.22 However, Prudential Financial, Inc. securities may not be traded in these accounts. Individuals located in these countries who open or maintain accounts in the United States or in other countries not specifically identified will generally be required to send duplicate statements and confirmations to the Securities Monitoring Unit. Designated Persons located outside of the US should contact the Securities Monitoring Unit or their local compliance officer for guidance.

7. Discretionary Accounts

A Discretionary Account is an account for which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager (“Discretionary Accounts”). A Discretionary Account agreement may establish general investment objectives but cannot permit the employee to make specific decisions regarding the purchase or sale of any individual securities for the account and the employee must not in fact influence or control such transactions. If the employee has given discretion to a third party, he or she must not influence or control the account,

21 Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to the FIS Protegent PTA system which Prudential uses for trade monitoring.

22 For accounts established in countries not specifically listed, please contact the Securities Monitoring Unit or your local compliance officer for reporting requirements.

such as by suggesting purchases or sales of investments, directing transactions, or consulting with the manager regarding allocation of investments in any way that could affect the selection of specific securities.

Designated, Access and Covered Persons must disclose Discretionary Account(s) to the Securities Monitoring Unit and must provide a copy of the executed investment management agreement to the Securities Monitoring Unit for review and approval, however, duplicate statements and trade confirmations for these accounts are not required to be submitted.23 However, an employee may be asked to provide Compliance with periodic statements for these discretionary accounts.

These employees are required to complete a periodic certification to the effect that they have not suggested or directed purchases and sales of investments to the discretionary manager nor have they consulted with the discretionary manager regarding the allocation of investments in any way that could affect the selection of specific securities. Additionally, they may be asked periodically to discuss the nature of the account with Compliance. Discretionary investment managers will confirm that the employee has not sought (or will not seek) to influence, control, or direct the account’s investments.

8.   Reportable Securities Transactions

In general, all securities transactions are reportable by Access and Covered Persons except where noted below:

•	Covered Persons, with the exception of Private-Side Associates as defined in Section VI, are not required to report purchases and sales of open-end mutual funds, affiliated variable insurance products and variable annuities, certificates of deposit and certain United States government securities.

•	Investment Personnel, as defined in Section V.B., Access Persons and Private-Side Associates are not required to report certificates of deposit and certain United States government securities.

Individuals under these classifications are, however, required to report purchases and sales of affiliated variable insurance products and variable annuities and any underlying sub-account transactions associated with these products, as well as any transactions and holdings of certain open-end mutual funds as described in Section V.D.

23 Employees who are subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934 are required to report transactions in Discretionary Accounts due to their Prudential securities filing obligations. Therefore, employees who maintain Discretionary Accounts at unauthorized broker dealers must provide duplicate statements and trade confirmations.

Section 204 of the Advisers Act requires access persons of a registered investment adviser to report their personal securities holdings and transactions. This rule provides an exemption to these reporting requirements with respect to securities that are held in accounts over which the access person has no direct or indirect influence or control. It is this exemption that permits Prudential employees covered by this rule to maintain managed accounts at brokers other than the Prudential approved brokers, with holdings and trading not required to be reported to Prudential.

The chart attached as Exhibit 3 identifies the personal securities transactions that are reportable.

9.   Confidentiality of Trading Information

The Securities Monitoring Unit uses FIS Protegent PTA which is a third party vendor system that facilitates the surveillance and reporting of personal securities trading information, disclosures, and certifications and reporting. Associates’ personal data, including personal trading information, is housed on Prudential’s own servers behind the Prudential firewall. Only authorized persons within the Prudential Compliance Department have access to this information.

10.   Prohibited Transactions Involving Securities of Prudential Financial, Inc.

All employees, including Covered and Access Persons, are prohibited from selling short including “short sales against the box”, hedging transactions 24 and from participating in any exchange traded Prudential options or futures transactions on any securities issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account. It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards. Employees classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. These requirements are outlined in Section III of these Standards.

11.   Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or these Standards to the Business Unit Chief Compliance Officer. Reported violations and other exceptions to these Standards detected through internal monitoring will be provided to the Business Unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”). The Committee, comprised of business unit executives, compliance and human resources personnel, will review all violations of these Standards. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate, which may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

24 Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

12.   Additional Requirements

Additional information and guidance can be found in the following Sections:

Requirements for Designated Person – Section III.

Requirements for Associates of Broker Dealers – Section IV.

Requirements for Portfolio Management and Trading Units and Registered Investment Advisers – Section V.

Requirements for Private Asset Management Units – Section VI.

III. STANDARDS AND RESTRICTIONS FOR PERSONAL TRADING IN SECURITIES ISSUED BY PRUDENTIAL BY DESIGNATED PERSONS

This Section specifically addresses the requirements for those associates who have routine access to material nonpublic information about Prudential. These requirements are consistent with policies of leading financial service firms. Specific standards and procedures relating to Section 16 Insiders are addressed in a separate document, which is available through the Securities Monitoring Unit. The requirements and restrictions covered in this Section apply to all accounts in which a Designated Person has a direct or indirect beneficial interest as described in Section II.C.2 including, but not limited to, accounts for spouses, family members and other persons that reside at locations other than their residence, and accounts for which the Designated Person or his/her family member exercises investment discretion.

A. Designated Persons

A “Designated Person” is an employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential.25 Material nonpublic information may consist of financial or non-financial information about Prudential as a whole or one or more Divisions or Segments. The Vice Presidents (“VPs”) of Finance for each business unit must identify employees in each unit who have routine access to material nonpublic information about Prudential. It is the responsibility of the VPs of Finance to notify the Securities Monitoring Unit of any changes to this list.

Management of all other business groups and corporate departments are required to identify and inform the Securities Monitoring Unit of any additional employees, who through the performance of their jobs, have regular access to material nonpublic information.

Employees who have been classified as a Designated Person, but believe that they do not have access to material nonpublic information, may request an exception to or reclassification under this requirement. Requests should be forwarded to the business unit compliance officer or Securities Monitoring Unit, who in consultation with the Law Department, will review and facilitate the request. Certain exceptions must be approved by Prudential’s General Counsel.

25 In certain circumstances temporary workers, consultants or independent contractors may be subject to certain aspects of these Standards based on their access to confidential information.

B.   Specific Trading Requirements

All employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company.26 For purposes of these Standards, all requirements and restrictions relating to Prudential securities include, but are not limited to common stock, bonds (including convertible bonds), the Prudential Financial, Inc. Common Stock Fund (“PFI Common Stock Fund”), employee stock options, restricted stock, restricted stock units, performance shares, performance units, exchange traded or other options and Prudential Financial single stock futures. All employees, including Designated Persons, are prohibited from selling short including “short sales against the box”, hedging transactions27 and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account. It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards. Employees are also discouraged from engaging in speculative transactions in Prudential securities and are encouraged to hold Prudential securities for long-term investment.

Designated Persons may only trade Prudential securities (“PRU”) during open trading windows. Designated Persons at levels 1 through 6 and pay grades 56A and 560, as well as Designated Persons of QMA, are required to preclear all transactions in Prudential securities through the Securities Monitoring Unit prior to execution.28 This requirement excludes transactions in Prudential mutual funds and annuities. Trades will be approved only during open “trading windows.”

All Designated Persons are subject to the general prohibition relating to short sales and options transactions on Prudential securities. These restrictions apply to all accounts in which a Designated Person has a direct or indirect beneficial interest as described in Section II.C.2 including, but not limited to, accounts for spouses, family members and other persons that reside at locations other than their residence, and accounts for which the Designated Person or his/her family member exercises investment discretion.

1.  Brokerage Account Requirements for Designated Persons

Designated Persons are required to hold and trade Prudential securities (“PRU”) only at an authorized broker-dealer. The authorized firms are Charles Schwab, Chase Investor

26Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

27 Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

28 Transactions executed pursuant to a Company precleared Individual Trading Plan are not required to be individually precleared. However, the Individual Trading Plan itself must be precleared in accordance with Company standards.

Services Corp. (CISC), E*TRADE, Fidelity Investments, JP Morgan Chase, Merrill Lynch, Morgan Stanley, Pruco Securities, Raymond James, Scottrade, TD Ameritrade, UBS Financial Services and Wells Fargo Advisors. In addition, the PFI Common Stock Fund may be held in Prudential Employee Savings Plan (“PESP”) or Prudential Deferred Compensation Plan accounts. Designated Persons should review the Frequently Asked Questions document which is available through FIS Protegent PTA. This requirement applies to accounts for you, your family members, or accounts in which you have a beneficial interest or over which you have trading authority. See Section II.C.2. for a complete list of applicable accounts. If you are a Designated Person, and not a Covered Person or an Access Person as defined in Section II.B., you may maintain your accounts at non-authorized broker-dealers for your non-PRU positions. Discretionary Accounts, as defined in Section II.C.7., must be disclosed to the Securities Monitoring Unit and Designated Persons must provide a copy of the signed Discretionary Account agreement to the Securities Monitoring Unit for review and approval.

While PRU stock held by you at Computershare is subject to the provisions of these Standards (e.g., transactions are subject to preclearance and trading window requirements), Designated Persons are not required to transfer PRU positions held at Computershare to an authorized broker-dealer.

2.  Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers

Certain Designated Persons (see table below) who maintain brokerage or certain trust accounts with brokerage firms (for their non-PRU positions) other than the authorized broker-dealers listed in Section III.B.1. above must direct the brokerage firm(s) to send duplicate copies of trade confirmations and account statements to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards. Duplicate statements and trade confirmations are not required for Discretionary Accounts.

Designated Persons (DPs) Who Must Send Duplicate Confirms and Statements

Type of Designated Person (DP)	Direct unauthorized brokerage firms to send duplicate copies of trade confirmations and account statements
DPs associated with a broker- dealer (e.g. PRUCO, PAD, PIMS)	Yes
DPs Levels 1-6 (and pay grades 56A and 560)	Yes
DPs Levels 7 and below (those NOT associated with a broker-dealer – e.g. PRUCO, PAD, PIMS)	No

29 Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to FIS Protegent PTA. For accounts held at unauthorized firms, other than Discretionary Accounts and certain trust accounts, the Securities Monitoring Unit must receive paper copies of all confirms and monthly statements.

3. Reporting New Accounts

Designated Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to ensure that transaction records are sent to the Securities Monitoring Unit.30

4. Trading Windows/Blackout Periods

Designated Persons are permitted to trade in Prudential securities only during open trading windows.31 In addition, sales of stock acquired by participating in the Prudential Stock Purchase Plan (“PSPP”) can be made only during an open trading window and are subject to preclearance by Designated Persons at levels 1 through 6 and pay grades 56A and 560, as well as Designated Persons of QMA. See Section III.B.5. below.

Approximately 48 hours after the Company releases its quarterly earnings to the public, the trading window generally opens and generally will remain open until approximately two weeks before the end of each quarter. In addition, the Company may notify Designated Persons regarding unscheduled blackout periods. For example, in the event the Company decides to make an unscheduled announcement (e.g., a pre quarter-end earnings estimate), Prudential may restrict trading activity during a normally permissible trading window. The Securities Monitoring Unit will notify Designated Persons of the opening of trading windows and the commencement of blackout periods via e-mail. Preclearances, where required, will only be approved weekdays from 6:00 AM through 4:00 PM EST.

5. Preclearance of Trading in Prudential Securities

Designated Persons at levels 1 through 6 and pay grades 56A and 560, as well as Designated Persons of QMA, are required to preclear all transactions in Prudential securities, including equity and debt securities, through the Securities Monitoring Unit.32,33 These Designated Persons should submit requests electronically through the FIS Protegent PTA Preclearance Intranet site which can be accessed by typing PST into your browser(we recommend that you bookmark this link for future use). Since FIS Protegent PTA accommodates single sign on, no additional logging in will be necessary. All approved transactions are valid until the close of the market on the day in which preclearance is granted. Designated Persons located outside of North or South America are granted approval for two business days including the date preclearance is granted,

30 Monitored Persons are expected to report new accounts within thirty days of activating the account.

31 Trades executed pursuant to a Company precleared Individual Trading Plan need not be individually precleared and may be made in accordance with the terms of the Individual Trading Plan either during open trading windows or blackout periods.

32 Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

33 Monitored Persons are expected to report new accounts within thirty days of activating the account.

however, trades must be executed before the trading window closes.34 Therefore, Designated Persons may not enter into “good until cancelled” or “limit” orders involving Prudential securities that carry over until the next trading day.        (See Exhibit 7 for sample FIS Protegent PTA Preclearance Request Form.)

Transactions that require preclearance include, but are not limited to, the following:

•	Open market transactions through a broker-dealer;

•	Prudential securities transactions executed in Computershare accounts;

•	Gifts received or given;

•	Stock option exercises;

•	Sales of restricted stock, restricted stock units, performance shares and performance units;

•	PESP and Deferred Compensation Plan Company Stock Fund transactions. For more details relating to PESP transactions that are subject to this requirement see Exhibit 4;

•	Prudential Stock Purchase Plan (“PSPP”) transactions. Sales of shares of Prudential stock that have accumulated in your account under the PSPP are permitted during an open trading window.

6. Prohibited Transactions Involving Securities of Prudential Financial, Inc.

All employees are prohibited from selling short including “short sales against the box”, hedging transactions 35 and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account.    It is recommended that employees subject to preclearance and special restricted lists not maintain margin accounts. Transactions triggered by margin calls or maintenance fees may result in violations of the Standards. In addition, Designated Persons are prohibited from exercising and selling their employee stock options during a blackout period. As a result, some controls have been established to prevent employee stock option exercises during closed trading windows such as blocks on Designated Persons established at E*Trade, preventing a trade in Prudential common stock from occurring during a closed trading window. However, there are currently no blocking capabilities in place during blackout periods to prevent transactions relating to your PSPP related sales as described above. When no blocking system exists or if a blocking system fails, the employee is still responsible for adherence to these Standards.

34 In addition, Designated Persons located in the United Kingdom (“UK”) will be permitted additional time to complete exercises of Prudential employee stock options due to the settlement requirements within the UK, provided that the exercise is submitted within two days of receiving preclearance approval.

35 Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

7. PESP

Certain controls have been established to prevent trading activity in the PFI Common Stock Fund within PESP during closed trading periods. Additionally, loans and in-service distributions are processed from sources other than the PFI Common Stock Fund and therefore are permitted during closed trading windows; however, repayments may or may not be permitted during a closed window. Remember, it is the Designated Person’s obligation to comply with these Standards including the preclearance and trading window requirements. If a blocking system fails, the employee remains responsible (for a violation of these Standards). See Exhibit 4 for more details.

C. Supervisory Responsibilities

The VPs of Finance, in conjunction with the Business Unit and Department Heads or their designees, are responsible for identifying changes to the Designated Persons list in their areas and informing the Securities Monitoring Unit, and, with the Securities Monitoring Unit, facilitating employee understanding of and conformity with these Standards. The trade monitoring process is conducted by the Securities Monitoring Unit with matters brought to the attention of Business Unit/Department Head management as needed.

D. Violations of these Standards

Violations or other exceptions to Section III of these Standards including the preclearance and trading window requirements are reviewed by the Designated Persons and Pension Risk Transfer Personal Trading Standards Committee.36 Violations or exceptions that may result in disciplinary action, other than an educational reminder, will be resolved with the employee’s supervisor. Individuals who do not comply with these Standards are subject to disciplinary action that may include fines, as permitted by law, or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

36 Section 16 Insider policy exceptions are addressed in the Reporting Responsibilities and Procedures for Section 16 Officers and Control Persons of Prudential policy (“Section 16 Policy”). A similar policy also exists for Section 16 Directors.

IV. TRADING RESTRICTIONS FOR ASSOCIATES OF BROKER-DEALERS

A. Trade Monitoring for Associated Persons of a Broker-Dealer

Prudential has three broker-dealers, Pruco Securities, LLC (“Pruco”), Prudential Investment Management Services, LLC (“PIMS”) and Prudential Annuities Distributors, Inc. (“PAD”), referred to collectively as “Broker-Dealers” under this Section.

PIMS and PAD are limited broker-dealers whose primary business is restricted to the facilitation of customer orders in and distribution of Prudential mutual funds and annuities. In addition, PAD offers 529 plan interests and PIMS is a discount broker- dealer that offers brokerage accounts and Individual Retirement Accounts (“IRAs”) to roll over customers who were formerly retirement plan participants serviced by Prudential Retirement. Investments offered include mutual funds, stocks, bonds and municipal securities.

Unlike other Prudential businesses that are subject to the personal trade monitoring system, the nature and scope of the PIMS and PAD Broker-Dealers’ businesses are such that their Associated Persons do not have access to material nonpublic information concerning publicly traded securities through their association with the broker-dealer.37, Accordingly, PIMS and PAD Broker-Dealer associates are generally not required to participate in FIS Protegent PTA. However, pursuant to SEC and FINRA regulations, Broker-Dealer Associated Persons must comply with the reporting requirements listed below.39 In addition, certain officers and Registered Representatives of Pruco, which is also a federally registered investment adviser, have been identified as Supervised Persons, as defined in Section II.B. The requirements for Supervised Persons are also outlined below in Section IV.A.3.

Pruco is a dually registered broker-dealer and investment adviser. As an investment adviser, Pruco acts as the sponsor of three wrap fee advisory programs, namely PruChoice, a non-discretionary mutual fund program; Managed Assets Consulting Services (“MACS”), a discretionary program, and PruStrategist Portfolios Program (“PSP”). Pruco also offers fee-based financial planning services.

Pruco also offers Exchange Traded Funds (ETFs) across its wrap fee programs.

37 Associated Person means any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any employee of the broker-dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. All Registered Representatives are Associated Persons.

38 Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in Section V. due to their association with portfolio management activities in addition to the restrictions set forth in this Section.

39PAD Associated Persons follow policies and procedures outlined in PAD’s compliance manual that are generally consistent with the requirements of this Section.

ETFs are classified as Reportable Securities. Those Pruco IARs who are permitted to recommend the purchase and sale of ETFs are deemed Access Persons, as that term is defined in Section II.B., subjecting them to Prudential’s personal brokerage reporting and trade monitoring requirements, as outlined in Sections II.A. and II.C., and trading restrictions outlined in Section V.S.

Pruco IARs, whether or not they have ETF recommendation authority, are deemed Supervised Persons, as that term is defined in Section II.B.

CLASSIFICATION	SCOPE OF AUTHORITY
Supervised Person	Applies to all Pruco IARs and others as defined in these Standards
Access Person	Applies only to those Pruco IARs with authority to recommend the purchase and sale of ETFs
Associated Person	Applies to Pruco RRs and others as defined in these Standards

1. Notification Requirements for Personal Securities Accounts

In accordance with NASD Rule 3050, Broker-Dealer Associated Persons (“Associated Persons”) must notify the Broker-Dealer to which they are associated, in writing, prior to opening an account at another broker-dealer, and must notify the Broker-Dealer of any accounts opened prior to becoming an Associated Person. Associated Persons must also notify broker-dealers, prior to opening such accounts, that they are an Associated Person of a broker-dealer. However, if the account was established prior to the association of the person with the Broker-Dealer, the Associated Person must notify the broker-dealer in writing promptly after becoming so associated.

These notification requirements apply to all personal securities accounts of Associated Persons and any securities accounts over which they have discretionary authority.

Associated Persons are not required to report accounts that are limited to the following types of investments: (1) mutual funds; (2) variable life and variable annuity contracts; (3) unit investment trusts; (4) certificates of deposit; (5) 529 Plans; and (6) money market fund accounts.40

2. Periodic Compliance Training and Sign-off

The NASD/NYSE Joint Memorandum on Information Barriers and Procedures (NASD Notice to Members 91-45) provides that firms that do not conduct investment banking research or arbitrage activities still must have “reasonable procedures for the education and training of its associates about insider trading” in order to be in compliance with ITSFEA. Annually, all Registered Representatives are required to sign a statement affirming that they have read and understand the policy concerning insider trading as

40 Associated persons who are also Access Persons and/or Private-Side Associates are required to report certain mutual fund transactions and holdings and purchases of certain variable-life and variable-annuity contracts and sub-account transactions, as described in Sections V.D. and VI.F.

described in the Broker-Dealer’s compliance manual and as set forth in Prudential’s Standards On Insider Trading contained in Section I of these Standards.

3. Requirement for Supervised Persons

Certain Pruco officers and Registered Representatives involved in investment advisory activity have been classified as Supervised Persons.41 Supervised Persons are subject to the following additional requirements:

•	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including these Standards and any amendments to the Code and/or Standards;
•	Comply with all applicable federal securities laws; and
•	Report any violations of the Code including these Standards to his/her Chief Compliance Officer or the Securities Monitoring Unit.

If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered, or Designated Person, he/she is not required to report his/her personal securities trading activity to Corporate Compliance and is not subject to the authorized broker-dealer requirements outlined in Section II. However, these individuals are still subject to the notification requirements outlined in Section IV.A.1.

B. Restrictions on the Purchase and Sale of Initial Equity Public Offerings

FINRA Rule 5130 prohibits broker-dealers from purchasing or retaining “new issues” in their own accounts and from selling new issues to a restricted person.    “Restricted persons” are defined as directors, officers, general partners, employees, associated persons and agents engaged in the investment banking or securities business of any broker-dealer. “New Issues” are any initial public offerings of an equity security.

This basic prohibition also covers sales of new issues to accounts in which any restricted person may have a beneficial interest and, with limited exceptions, to members of the immediate family of such persons. A Restricted Person is permitted to have an interest in an account that purchases new issues (i.e., collective investment accounts including hedge funds, investment partnerships, investment corporations, etc.) provided that the beneficial interests of all restricted persons do not in aggregate exceed 10% of the total account.

The overall purpose of this prohibition is to protect the integrity of the public offering process by requiring that FINRA members make a bona-fide public distribution of securities by not withholding such securities for their own benefit or using the securities to reward other persons who are in a position to direct future business to the firm.

41 The Securities Monitoring Unit will notify all individuals who are classified as Supervised Persons.

To ensure compliance with this Rule, Associated Persons of Prudential’s Broker-Dealers are prohibited from purchasing securities in any public offerings of equity securities, except as noted below.

The FINRA Rule and these Standards apply to all public offerings of equity securities, whether or not the above broker-dealers are participating in the offering. However, the prohibitions do not apply to purchases of public offerings of investment grade asset- backed securities, open-end mutual funds, closed-end mutual funds, preferred securities, convertible securities or any debt securities, including but not limited to municipal or government securities.

Which accounts are restricted:

Accounts of all Associated Persons of the above broker-dealers and their immediate families are restricted from purchasing equity public offerings of securities. The term “immediate family” includes parents, mother-in-law, father-in-law, spouse, siblings, brother-in-law, sisters-in-law, children and their spouses, or any other person who is supported (directly or indirectly) to a material extent by the Associated Person.

The prohibition does not apply to sales to a member of the Associated Person’s immediate family who is not supported directly or indirectly to a material extent by the associate, if the sale is by a broker-dealer other than that employing the restricted person and the restricted person has no ability to control the allocation of the new issue. For information on this exception, please contact your broker-dealer compliance officer.

C. Private Placements

In order to review private placement transactions in relation to certain conflicts of interest that may arise, all associates of Prudential’s Broker-Dealers must notify their broker-dealer, in writing, and obtain written approval from the broker-dealer, prior to engaging in any private placement transactions, including purchases and sales of limited partnership interests. Such notification should be made to the compliance officer for the broker-dealer or the compliance officer’s designee who will be responsible for approving the private placement transaction.42 For associates who are subject to preclearance, the preclearance form will satisfy the notification requirement.

D. Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or these Standards to the Business Unit Chief Compliance Officer. Reported violations and other exceptions to these Standards detected through internal monitoring will be provided to the Business Unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee

42 For PIMS Registered Representatives, approval may be granted by the appropriate business unit compliance officer, in conjunction with that unit’s policies and procedures. This review may serve as notification to and review by the broker-dealer.

(“Committee”). The Committee, generally comprised of business unit executives, compliance and human resources personnel, will review all violations of these Standards. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate, which may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

V. TRADING RESTRICTIONS FOR PORTFOLIO MANAGEMENT AND TRADING UNITS AND REGISTERED INVESTMENT ADVISERS

A.  Background

The Investment Advisers Act of 1940 (“Advisers Act”) and the Investment Company Act of 1940 (“Investment Company Act”) govern activities of officers, directors and employees of registered investment advisers and advisers who manage registered investment companies, respectively. These rules set forth specific requirements relating to conflicts of interest and personal securities trading activity.

1. Advisers Act Requirements

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

Generally, the code of ethics applies to all Supervised Persons of the adviser, including all Access Persons of the adviser. The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Standards and the U. S. Information Barrier Standards. Employees identified as Supervised Persons must comply with the Code, including these Standards.43 Compliance is responsible for notifying each individual who is subject to the Code.

2. Investment Company Act Requirements

Rule 17(j) under the Investment Company Act requires that every investment company adopt procedures designed to prevent improper personal trading by investment company personnel. Rule 17(j) was created to prevent conflicts of interest between investment company personnel and shareholders, to promote shareholder value, and to prevent investment company personnel from profiting from their access to proprietary information.

Set forth below are procedures applicable to portfolio management and investment management units and certain associates outside the specific business unit who provide direct support to these units.    These procedures are designed to comply with the rules set forth above and industry best practices.45

43 Generally, Private-Side Associates are also considered Access Persons under the Investment Advisers Act of 1940. See Section VI for information on the requirements for Private-Side Associates.

44 Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in this section due to their association with portfolio management activities in addition to the restrictions set forth in Section IV.

45 Certain international units may also be subject to the requirements of this Section. Individuals should consult the applicable business unit compliance officer for additional information.

B. Definitions

The following terms are defined for purposes of these Standards:

•	“Access Persons”, as defined in Section II.B., include employees or officers of a mutual fund or investment adviser, who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of a security by the Complex (Complex defined below) or nonpublic portfolio holdings of mutual funds.

•	“Investment Personnel” are Access Persons who are public-side portfolio managers, analysts, traders, or certain other individuals as designated by the compliance officer. Note: Investment Personnel from PI’s Strategic Investment Research Group (“SIRG”) are subject to slightly different requirements with respect to Initial Public Offerings and Short Term Trading Profit provisions. These requirements are expressly noted in these sections.

•	A “pending buy or sell order” exists when a decision to purchase or sell a security has been made and communicated.

•	The “Complex” includes all portfolios managed by the business unit or group of units to which an individual is deemed to have access.

C. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Access Persons must act in accordance with the following general principles:

•	It is their duty at all times to place the interests of investment company shareholders and other investment advisory clients first.

•	Access Persons should scrupulously avoid serving their own personal interests ahead of clients’ interests in any decision relating to their personal investments.

•	All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	Access Persons must not only seek to achieve technical compliance with these Standards, but should strive to abide by the spirit and the principles articulated herein.

Example:

An appearance of a conflict of interest may occur if, following a meeting with a representative of an issuer, an analyst buys the issuer’s securities for his or her personal account, but does not recommend his or her client purchase such securities.

•	Access Persons may not take inappropriate advantage of their positions.

•	Access Persons must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders or clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.

•	Access Persons may not bunch a personal order with a client order.

•	Access Persons may not conduct personal business with brokers who execute trades for their portfolios.

D. Mutual Fund Reporting and Trading Restrictions

Investment Personnel and Access Persons are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by Prudential, Investment Personnel and certain officers of PGIM and PGIM Investments LLC are required to hold all proprietary and certain non-proprietary subadvised mutual funds for a period of sixty days. Investment Persons and Access Persons are also required to report mutual fund transactions covered under these Standards as described below.

1. Mutual Fund Holding Period

Investment Personnel and certain PGIM, PGIM Investments, and AST Investment Services, Inc. (“ASTIS”) officers and/or employees are required to hold proprietary and certain non-proprietary subadvised mutual funds, excluding money market funds and the PESP Fixed Rate Fund, for a period of at least sixty days.46,47 Proprietary funds include PGIM Investments, Advanced Series Trust, Prudential Series Fund, Target, and Variable Contract Accounts 2, 10, and 11. Non-proprietary subadvised funds are defined in

46 PGIM employees are identified by the President of PGIM in consultation with the PGIM Chief Compliance Officer. PGIM Investments and ASTIS employees are identified by the Presidents of PGIM Investments and ASTIS, in consultation with the PI/ASTIS Chief Compliance Officer. The Chief Compliance Officers will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit.

47 The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

Exhibit 8. Specifically, Investment Personnel and certain PGIM and PGIM Investments employees are prohibited from executing a purchase and a sale of the same proprietary or certain non-proprietary subadvised mutual fund during any sixty day period.48 This restriction applies to accounts for which Investment Personnel and certain PGIM and PGIM Investments employees have a direct or indirect beneficial interest, including household members. See Section II.C. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Committee.49

2. Standards Relating to Reporting and Trading Mutual Funds

Access Persons are required to report all transactions in proprietary and certain non- proprietary subadvised mutual funds.50 This requirement applies to accounts for which Access Persons have a direct or indirect beneficial interest, including household members. Transactions in proprietary funds that are held directly at the transfer agency (Prudential Mutual Fund Services, LLC) are monitored by the Securities Monitoring Unit via electronic feed and therefore, employees are not required to independently report such transactions. See Section II.C.

Access Persons may hold and trade proprietary and certain non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), the Prudential Employee Savings Plan (“PESP”), or the Jennison Associates (“Jennison”) Savings Plan.51 However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit, Compliance Department. For certain non-proprietary subadvised funds, Access Persons must notify fund complexes within ten business days of receipt of these Standards requesting that duplicate statements and confirmations be forwarded to the Securities Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.52

Investment Personnel and Access Persons must notify the Securities Monitoring Unit of all mutual fund accounts. This includes accounts of all household members, 401(k) Plans

48 For the Prudential Employee Savings Plan and the Jennison Associates Savings Plan, only exchanges of proprietary and non-proprietary subadvised funds are subject to the sixty-day holding period. Transactions due to automatic payroll deductions, company match, hardship withdrawals, loans and automatic rebalancing transactions are exempt from this requirement.

49 Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Associates Savings Plan will be determined by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

50 Certain international units may also be subject to the requirements of this Section. Individuals should consult the applicable business unit compliance officer for additional information.

51 Mutual fund transactions executed through PMFS, PESP and the Jennison Associates Savings Plan will be sent to Compliance through a daily electronic trading feed.

52 Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan, the Amended and Restated American Skandia Lifestyle Security Plan, and the Trust Agreement between Jennison Associates LLC and Wachovia Bank, N.A.) are notional plans; therefore, they are not susceptible to market timing. As a consequence, transactions in these plans are exempt from both the sixty- day holding period and reporting requirements.

held at other companies, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary and certain non- proprietary subadvised mutual funds.53 In addition, Investment Personnel and Access Persons must contact these funds to request that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards.

E. Additional Trading Restrictions for Access and Investment Personnel of PGIM Fixed Income (“FI”), Quantitative Management Associates LLC (“QMA”), PGIM Real Estate Global Real Estate Securities (“GRES”), AST Investment Services, Inc. (“ASTIS”), PGIM Global Partners, PGIM Investments LLC 54.

The following restrictions and requirements apply to all accounts in which Access Persons and Investment Personnel have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2.

1. Initial Public Offerings

Investment Personnel, excluding SIRG’s Investment Personnel, are prohibited from purchasing initial public offerings of securities.55 Access Persons and SIRG’s Investment Personnel must obtain preclearance prior to purchasing initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities.

2. Private Placements

Investment Personnel and Access Persons are prohibited from acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the local business unit head in consultation with the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved.

Investment Personnel must disclose their private placement holdings to the business unit compliance officer and the business unit’s chief investment officer when the Investment Personnel play a part in the consideration of any investment by the portfolio in the issuer. In such circumstances, the portfolio’s decision to purchase securities of the issuer will be subject to independent review by appropriate personnel with no personal interest in the issuer.

53 Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements where funds are held in 401(k) Plans and variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

54 GRES employees are also subject to certain trading restrictions covered under Section VI of these Standards.

55 Investment Persons must preclear the purchase or sale of a new issue once it begins trading on an exchange.

3. Blackout Periods

Access Persons are prohibited from knowingly executing a securities transaction on a day during which any portfolio in their Complex has a pending buy or sell order in the same or an equivalent security and until such time as that order is executed or withdrawn.56 This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index. Transactions inadvertently executed by an Access Person during a blackout period will not be considered a violation and disgorgement will not be required provided that the transaction was effected in accordance with the preclearance procedures applicable to such person under the Standards and without prior knowledge of any pending purchase or sale orders in the Complex in the same or equivalent security.

Investment Personnel are prohibited from knowingly buying or selling a security within seven calendar days before or after a portfolio in their Complex trades in the same or an equivalent security. Nevertheless, a personal trade by any Investment Personnel shall not prevent a portfolio in the same business unit from trading in the same or an equivalent security. However, such a transaction shall be subject to independent review by their business unit compliance officer.57 This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

Profits realized on transactions that are executed during blackout periods may be required to be disgorged.    All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.

4. Short-Term Trading Profits

Investment Personnel, excluding SIRG’s Investment Personnel, are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty calendar day period.58 SIRG’s Investment Personnel are prohibited from profiting from a purchase and sale, or sale and purchase of the same or equivalent exchange traded fund within any sixty calendar day period. In keeping with the spirit of this restriction, Investment Personnel should not engage in options or other derivative strategies, even if intended solely to generate option premium income, that lead to the exercise or assignment of securities that would result in a prohibited transaction, i.e., writing a short call or buying a long put with an expiration date of less than sixty days. Any such transaction would be considered as turnover within the sixty day period and will result in a violation of these Standards. Investments in derivatives offer a variety of alternative investment strategies and it is incumbent upon the investor to understand the potential outcomes of using derivatives and to take into account whether a violation of these Standards may occur. Profits realized on such proscribed

56 There is no presumption that Access Persons have knowledge of actual trading activity.

57 Properly precleared personal trades executed within seven days prior to a portfolio trading will be presumed not violative of the seven day rule provided there was no additional evidence to the contrary.

58 Transactions resulting in a loss are not subject to this prohibition; however, preclearance approval is still required.

trades must be disgorged. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held.59

5. Short Sales

Access Persons may not sell any security short which is owned by any portfolio managed by the business unit with the exception of short sales “against the box.” A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities. However, employees may not sell short Prudential securities under any circumstances.

6. Options

Access Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. Access Persons may purchase options on securities not traded by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to preclearance and the same restrictions applicable to other securities. Access Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, Investment Personnel should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

7. Trading Conflicts

To avoid perceived or actual conflicts inherent in managing client assets, the personal trading of Investments Persons must not be opposed to the prevailing strategy they employ on behalf of clients. Consequently, Investment Persons are prohibited from effecting trades in securities also held in portfolio(s) they manage, where such trades represent an investment view that is inconsistent with the strategy then employed for their clients.

F. Investment Clubs

Access Persons and Investment Persons may not participate in investment clubs.

G. Prohibited Transactions Involving Securities of Prudential Financial, Inc.

All employees, including Access Persons, are prohibited from selling short including “short sales against the box”, hedging transactions60 and from participating in any exchange traded options or futures transactions on any Prudential securities. Employees

59 Purchases of Prudential stock automatically executed under PSPP are exempt from the short-swing profit restrictions. However, PSPP sales of Prudential stock are subject to the short-swing profit restrictions for employees of QMA and its support functions.

60 Includes prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities.

classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. Non-margin account collateral arrangements are prohibited. Employees may not enter into any arrangement involving the pledge or use as collateral of Company securities, other than a permissible securities brokerage margin account. It is recommended that employees subject to preclearance and special restricted lists not enter into limit orders that carry over to the next trading day or maintain margin accounts. Transactions triggered by limit orders or margin calls or margin account maintenance fees may result in violations of the Standards. These requirements are outlined in Section III of these Standards.

H. Preclearance

Access and Investment Persons of FI, QMA, PGIM Global Partners, ASTIS, GRES and PGIM Investments must preclear all personal securities transactions with the exception of those identified in Section V.I. below.61,62 See also Exhibit 3 for a list of securities transactions requiring preclearance. Preclearance is also not required for both proprietary and non-proprietary subadvised mutual funds. All requests for preclearance are submitted to the business unit compliance officer for approval using the FIS Protegent PTA automated preclearance website which can be accessed by typing PST into your browser. We recommend that you bookmark this link for future use.63,64

All approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted by the Access Person.

I. Exemptions

The following exemptions apply to the blackout periods, short-term trading profit rule, preclearance requirements and mutual fund sixty-day holding period as noted below.65

61 For Access and Investment Persons, PSPP elections and purchases are exempt from preclearance. However, Designated Persons are subject to additional restrictions relating to PSPP. See Section III.B.5. for more details.

62 As part of the preclearance process, Compliance will review the preclearance requests against the appropriate restricted lists that apply to the individual.

63 Paper preclearance forms may be used for international units and in certain hardship cases. Paper Forms are available from the business unit compliance officer.

64 Access Persons preclearance forms are submitted to the business unit compliance officer of the Complex to which they are deemed to have access via FIS Protegent PTA.

65 In addition to the examples listed in the grid, exceptions by Prior Written Approval may be available in certain circumstances. This may include, purchases or sales of securities which receive prior written approval of the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved and that such purchases or sales are not likely to have any economic impact on any portfolio in the business unit or on its ability to purchase or sell securities of the same class or other securities of the same issuer. For purposes of the mutual fund sixty-day holding period, only certain limited exceptions will be approved including, but not limited to, hardships and extended disability and must be approved by the Business Unit Head and the PGIM Chief Compliance Officer prior to execution. For purposes of these Standards, Business Unit Head is defined as the executive in charge of PGIM Fixed Income ,

Type of Account/Security	Short Swing Profit Rule	Blackout Periods	Preclearance[66]	Mutual Fund 60- Day Holding Period
Ineligible Securities [67]	Not Applicable	Not Applicable	Required	Applies
Exercise of rights issued by an issuer [68]	Not Applicable	Not Applicable	Required	Applies

De Minimis Transactions:

1)Any trades, or series of trades effected over a 30 calendar day period, involving 500 shares or less in each direction (purchase or sale) of an equity security, if the Access Person has no prior knowledge of activity in such security by any portfolio in the business unit.[69]

2)Any fixed-income securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in each direction (purchase or sale), if the Access Person has no prior knowledge of transactions in such security by any portfolio in the business unit.

	Not Applicable	Not Applicable	Required	Applies
Discretionary Accounts 70	Not Applicable	Not Applicable	Not Required

QMA, Jennison, PI or his/her delegate. Delegation of this responsibility must be done in writing and submitted to the PGIM Chief Compliance Officer.

66 See also Exhibit 3 for more details regarding the securities transactions that require preclearance.

67 Those securities that are generally not eligible for purchase by the strategy utilized by your business unit. 68 Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

69 For certain limited transactions, Jennison has a different de minimis standard under its Code of Ethics. 70 Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed exclusively on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions. Access Persons must provide written documentation that evidences he/she does not have authority to participate in the management of the account and the employee must give exclusive discretion to his/her broker or investment adviser. A copy of such Discretionary Account agreement must be sent to the business unit compliance officer which will be forwarded to the Securities Monitoring Unit for review and approval. Such Discretionary Accounts are required to be reported, however duplicate statements and trade confirmations are not required to be reported. However, employees who maintain discretionary accounts may be required to submit periodic transaction confirmations and statements.

Type of Account/Security	Short Swing Profit Rule	Blackout Periods	Preclearance[66]	Mutual Fund 60- Day Holding Period
Not Applicable
Index Options on a Broad Based Index [71]	Not Applicable	Not Applicable	Not Required	Not Applicable
Unit Investment Trusts and Open-End Mutual Funds, including Exchange Traded Funds (“ETFs”)	Applies to all ETFs with limited exceptions for certain broad based funds and options that track such funds.[72] Not Applicable for all other UITs and Open-end funds.	Applies to all ETFs. Not Applicable for all other UITs and Open-end funds.	Required for all ETFs.[73] Not required for all other UITs and Open-end funds.	Applies – See Section V.D.1.
Non-volitional Transactions and Dividend Reinvestment Plans (DRIPS)	Not Applicable	Not Applicable	Not applicable for non-volitional transactions. For non-Prudential stock DRIPs, the plan requires approval and subsequent transactions do not require preclearance.	Not Applicable
Automatic Investment/ Withdrawal Programs and Automatic Rebalancing [74]	Not Applicable. However, applicable for	Not Applicable. However, applicable for	Not required - However, transactions that override any pre- set schedule or allocation must be	Not Applicable

71 Any transactions in index options effected on a broad-based index as indicated in Exhibit 5.

72 Compliance will maintain criteria for determining which ETFs are broad based and exempt from this rule.

73 Preclearance is required for closed-end funds. All ETFs require preclearance for Access and Investment Personnel of PGIM Fixed Income (“FI”), Quantitative Management Associates LLC (“QMA”), PGIM Real Estate Global Real Estate Securities (“GRES”), AST Investment Services, Inc. (“ASTIS”), PGIM Global Partners, and PGIM Investments LLC.

74 This includes purchases or sales of securities that are part of an automatic investment/withdrawal program or resulting from an automatic rebalancing. Transactions that override any pre-set schedule or allocation are subject to the blackout period and short swing profit rules and must be precleared and reported to the Securities Monitoring Unit.

Type of Account/Security	Short Swing Profit Rule	Blackout Periods	Preclearance[66]	Mutual Fund 60- Day Holding Period
	transactions that override any pre-set schedule or allocation.	transactions that override any pre-set schedule or allocation.	precleared and reported to the Securities Monitoring Unit.
PSPP Transactions [75]	Applies only to PSPP sales. Purchases made under PSPP are exempt.	Applies only to PSPP sales. Purchases made under PSPP are exempt.

Required only for

Prudential stock sold under the PSPP. Only Designated Persons at levels 1 – 6 and 56A and 560, as well as QMA Designated Persons, are required to preclear. Elections and purchases made under the plan are exempt.

Not Applicable
Prudential Financial, Inc. common stock	Only applies to employees of QMA, including its support functions	Only applies to employees of QMA, including its support functions. Designated Persons should refer to Section III.4.	Only applies to Designated Persons at levels 1 – 6 and 56A and 560, Section 16 Officers/Directors, and employees of QMA, including its support functions	Not Applicable
Proprietary Closed-end Funds[76]	Applies to certain Access and Investment Persons	Applies to certain Access and Investment Persons	Applies to certain Access and Investment Persons	Not applicable- See Short Swing Profit Rule prohibition

75 Additional PSPP restrictions and requirements apply to Designated Persons, see Section III.B.5.

76 Short Swing Profit, blackout period and preclearance requirements for proprietary closed end funds do not apply to GPSI Access Persons.

J. Personal Trade Reporting

All Access Persons must participate in FIS Protegent PTA Trade Monitoring System as described in Section II of these Standards. In addition, all Access Persons must preclear all private securities transactions immediately and report completion of the transaction promptly, in any event not later than ten days following the close of each quarter in which the trade was executed. Forms to report such private securities transactions are available from your business unit compliance officer or the Securities Monitoring Unit.

K. Personal Securities Holdings

Within ten calendar days of becoming an Access Person, and thereafter on an annual basis, Access Persons (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., limited partnership interests, private placements, hedge funds, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds.77,78 This includes those positions held in 401(k) Plans held at other companies, variable insurance products and annuities, excluding money market funds. Security positions held in Discretionary Accounts, as defined in Section II.C.7., and certain trust accounts are not required to be reported. Holdings Reports must include information that is current within the previous forty five days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 6 for the Holdings Report Form.)

L. Service as a Director

Consistent with Prudential standards, Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, absent prior authorization from the business unit compliance officer or pursuant to Prudential Standards based upon a determination that the board service would not be inconsistent with the interests of the investment company or other clients. In the limited instances that such board service may be authorized, Investment Personnel will be isolated from those making investment decisions affecting transactions in securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of an Information Barrier or other procedures designed to address the potential conflicts of interest.

77The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

78 Accounts that hold only mutual funds are reportable; however, the holdings in such accounts are exempt from disclosure.

M. Gifts

Consistent with Prudential’s Gift and Entertainment Policy, Access Persons are prohibited from receiving any gift or other thing that would be considered excessive in value from any person or entity that does business with or on behalf of Prudential. Access Persons must comply with Company limits and reporting guidelines for all gifts and entertainment given and/or received.

N. Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or these Standards to the Business Unit Chief Compliance Officer. Reported violations and other exceptions to these Standards detected through internal monitoring will be provided to the Business Unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”). The Committee, comprised of business unit executives, compliance and human resource personnel, will review all violations of these Standards. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate, which may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

O. Reports to Clients

The Board of Directors/Trustees of any investment company client will be provided, as requested by client or otherwise required by regulation, with a report, no less frequently than annually, which at a minimum:

•	Certifies that the investment adviser/portfolio management unit has adopted procedures reasonably necessary to prevent its Access Persons from violating these Standards;

•	Summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;

•	Identifies material violations of these Standards and sanctions imposed in response to those violations; and

•	Identifies any recommended changes in existing restrictions or procedures based upon experience under these Standards, evolving industry practices, or developments in applicable laws and regulations.

P.  Additional Trading Requirements for Access Persons of Global Portfolio Strategies Inc. (“GPSI”)

The following restrictions and requirements apply to all accounts in which GPSI Access Persons have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2.

1. Initial Public Offerings

GPSI Access Persons must preclear purchases of initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 9 for a copy of the preclearance request form.

2. Private Placements

GPSI Access Persons are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer, based on a determination that no conflict of interest is involved. See Exhibit 9 for a copy of the preclearance request form.

3. Watchlist

GPSI Access Persons may be restricted from purchasing or selling securities of certain issuers on the GPSI Watchlist. Such restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above. Associates who held GPSI Watchlist securities prior to becoming a GPSI Access Person, the security being placed on the GPSI Watchlist or the institution of these Standards must obtain written approval from their business unit compliance officer prior to the sale of such securities.

Q. Additional Trading Requirements for certain Covered Persons

1. Watchlist

Certain Covered Persons in Prudential Retirement and other areas of the company may be restricted from purchasing or selling securities of certain issuers engaged in pension risk transfer activities.79 Such restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above. Associates who held pension risk transfer securities prior to becoming a Covered Person, the security being placed on a Watchlist or the institution of these Standards, must obtain written approval from their business unit compliance officer prior to the sale of such securities.

79 Employees working in or supporting portfolio management, trading and private asset management units are generally monitored as Access, Investment or Private-Side Associates. Such persons are subject to additional trading requirements.

If you are a Covered Person subject to pension risk transfer restrictions, you must determine whether the security you intend to trade is restricted prior to executing a trade. You can confirm the restricted status of a security by entering a preclearance request into FIS Protegent PTA.    Preclearance approval is valid until the close of the market on the day preclearance is granted. Trading in a restricted security is prohibited and may result in review by a disciplinary committee and potential disciplinary action.

R. Violations of these Standards

Violations or other exceptions to these standards, excluding GPSI, are reviewed by the Personal Securities Trading/Mutual Fund Code of Ethics Committee. Individuals who do not comply with these Standards are subject to disciplinary action that may include fines, as permitted by law, or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

S. Additional Trading Requirements for Access Persons of Pruco Securities, LLC

Those IARs of Pruco Securities, LLC who are deemed Access Persons, as set forth in Section IV.A. and defined in Section II.B., are subject to the following restrictions.

1. Pruco Securities Watch List

Pruco Securities will maintain a watch list of ETFs that are offered across its programs. Pruco Securities Access Persons’ personal brokerage accounts will be monitored to assure against apparent conflicts of interest.

2. Initial Public Offerings

Pruco Securities Access Persons must obtain preclearance prior to purchasing initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include government or municipal securities.

3. Private Placements

Pruco Securities Access Persons are prohibited from acquiring any securities in a private placement without express approval. Such approval must be obtained from the Registered Principal in consultation with the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved.

VI. TRADING RESTRICTIONS OF PRIVATE ASSET MANAGEMENT UNITS

A. Background

The Advisers Act governs activities of officers, directors and employees of registered investment advisers. The rules under the Advisers Act set forth specific requirements relating to conflicts of interest and personal securities trading activity.

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their Personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

The code of ethics applies to all Supervised Persons of the adviser, including all “Access Persons” of the adviser. Under the rules, “Access Persons” are considered employees of the adviser who have access to client recommendations and trading activity. Based on this definition, Private-Side Associates, as defined in Section VI.C. below, (excluding employees of PGIM Real Estate Finance) would be considered “Access Persons” and be subject to the requirements of the rules due to their access to investment advisory client recommendations and trading activity. In addition, employees of Prudential Real Estate Fixed Income Investors (“PREFII”) are considered Supervised Persons under the rules.

The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Standards and the U.S. Information Barrier Standards. Employees identified as Supervised Persons must comply with the Code, including these Standards. Compliance is responsible for notifying each individual who is subject to the Code. Sections II and VI of these Standards set forth the requirements that are intended to enable Private-Side Associates to comply with Rule 204A-1.

B. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Private-Side Associates must act in accordance with the following general principles:

•	It is their duty at all times to place the interests of investment advisory clients and investment company shareholders first.

•	Private Side Associates should scrupulously avoid serving their own personal interests ahead of clients’ interests in any decision relating to their personal investments.

•	All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	Private-Side Associates must not only seek to achieve technical compliance with these Standards, but should strive to abide by the spirit and the principles articulated herein.

•	Private-Side Associates may not take inappropriate advantage of their positions.

•	Private-Side Associates must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.

•	Private-Side Associates may not bunch a personal order with a client order.

•	Private-Side Associates may not conduct personal business with brokers who execute trades for their portfolios.

C. Requirements of Private-Side Associates

Reporting Requirements

In addition to the personal securities trade reporting requirements set forth in Section II of these Standards, all associates of Private Asset Management units of PGIM are subject to certain trading restrictions as set forth below. The Private Asset Management units of PGIM are as follows: Prudential Capital Group (“PCG”), PGIM Real Estate and PGIM Real Estate Finance.80 These individuals are referred to as Private-Side Associates throughout these Standards.

The following restrictions and requirements apply to all accounts in which Private-Side Associates have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2.

Such restrictions apply to transactions in any securities accounts for which the associate maintains a beneficial interest, including the following:

•	Personal accounts;

•	Joint or tenant-in-common accounts in which the associate is a participant;

•	Accounts for which the associate acts as trustee, executor or custodian;

•	Accounts in which the associate’s spouse has a beneficial interest;

•	Accounts in which the associate’s minor children or any dependent family member has a beneficial interest;

80 GRES employees are also subject to specific restrictions as Access and Investment Persons under these Standards—Private-Side Associates excluded – see Section V.E. for more details.

•	Accounts over which the associate exercises control or has any investment discretion including accounts of family members and other persons that reside at locations other than the associate’s residence; and

•	Accounts of any individual to whose financial support the associate materially contributes.

Preclearance Requirements

Private-Side Associates are required to preclear personal securities transactions. See Exhibit 3 for a list of securities transactions that require preclearance. Failure to preclear will be subject to review by the Personal Securities Trading/Mutual Fund Code of Ethics Committee and potential disciplinary action. Requests for preclearance are submitted to the business unit compliance officer for approval using the FIS Protegent PTA automated preclearance website which can be accessed by typing PST into your browser.

Approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted by the Private-Side Associate.

D. PCG, PGIM Real Estate Finance and PGIM Real Estate Material Nonpublic Information Lists

Under the U.S. Information Barrier Standards, PCG, PGIM Real Estate Finance and PGIM Real Estate are each required to maintain a material nonpublic information list (“MNPI Lists”) containing the names of publicly traded issuers about which they possess material nonpublic information. In addition, PCG maintains a list of companies that have issued public securities on a PCG Portfolio Holdings List, as well as the PCG 90 Day Pricing List and the PCG Watch and Early Warning List. PGIM Real Estate, PCG and PGIM Real Estate Finance employees are restricted from purchasing or selling securities of the issuers on the PCG, PGIM Real Estate Finance and PGIM Real Estate MNPI Lists as well as PCG’s Portfolio Holdings List, 90 Day Pricing Lists and PCG Watch and Early Warning List (“Applicable Restricted Lists”) for their personal accounts.    These restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above.

For clarity, all Private-Side Associates are subject to all restricted lists for the relevant units except that only PGIM Real Estate Finance and PGIM Real Estate employees are subject to the REIT/REOC Restricted List, as referred to in Section VI.J.2.

Associates may not provide the Applicable Restricted Lists to individuals outside of their investment sector and may not advise a person of another investment segment or a person not employed by Prudential that a security is restricted because Prudential is in possession of material nonpublic information.

The employee should instruct individuals (e.g., spouse, parent, etc.) who exercise control or have investment discretion over an account in which the associate has a beneficial interest to check with the associate prior to purchasing or selling any security for such account to ensure that no trade is placed in a security of an issuer on any of the Applicable Restricted Lists. Private-Side Associates are required to preclear personal securities transactions for all accounts in which Private-Side Associates have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.2. See Section VI.J.1 below for more information.

In the case of a Discretionary Account (as defined in Section II.C.7.), the preceding rule does not apply and the associate must not discuss any security or issuer with the broker or investment adviser in advance of any trade.

E. Investment Clubs

Private-Side Associates are prohibited from participating in investment clubs.

F. Mutual Fund Reporting and Trading Restrictions

Private-Side Associates are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by Prudential, certain officers of PGIM are required to hold all proprietary and certain non- proprietary subadvised mutual funds for a period of sixty days.81 Private-Side Associates are also required to report mutual fund transactions covered under these standards as described below.

1. Mutual Fund Holding Period

Certain officers of PGIM are required to hold proprietary and certain non-proprietary subadvised mutual funds, excluding money market funds and the PESP Fixed Rate Fund, purchased for a period of sixty days.82 83 Proprietary funds include PGIM Investments, Target, Advanced Series Trust, Prudential Series Fund and Variable Contract Accounts 2, 10, and 11. Non-proprietary subadvised funds are defined in Exhibit 8. Specifically, affected officers are prohibited from executing a purchase and a sale of the same

81 Public-Side Investment Personnel and other individuals who are specifically notified are also subject to the sixty-day mutual fund holding period.

82 These officers will be identified by the President of PGIM in consultation with the PGIM Chief Compliance Officer. The PGIM Chief Compliance Officer will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit of the Compliance Department.

83 The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officers.

proprietary or non-proprietary subadvised mutual fund during any sixty day period.84 This restriction applies to accounts for which these officers have a direct or indirect beneficial interest, including household members. See Section II.C. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”).85,86

2. Standards Relating to Reporting and Trading Mutual Funds

Private-Side Associates are required to report all transactions of proprietary and certain non-proprietary subadvised mutual funds.87 This requirement applies to accounts for which Private-Side Associates have a direct or indirect beneficial interest, including household members. See Section II.C.

Private-Side Associates may hold and trade proprietary and certain non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), or the Prudential Employee Savings Plan (“PESP”).88 However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit. For certain non-proprietary subadvised funds, Private-Side Associates must notify fund complexes within ten business days of receipt of these Standards requesting that duplicate statements and confirmations be forwarded to the Securities Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.89

Private-Side Associates must notify the Securities Monitoring Unit of any mutual fund accounts that can trade proprietary or certain non-proprietary subadvised funds. This also includes accounts of all household members, 401(k) Plans held at other companies, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary and certain non-proprietary subadvised mutual funds.90 In addition, Private-Side Associates must contact these funds to request

84 For the Prudential Employee Savings Plan, only exchanges of proprietary and non-proprietary subadvised funds are subject to the sixty-day holding period. Transactions due to automatic payroll deductions, company match, hardship withdrawals, loans and automatic rebalancing transactions are exempt from this requirement.

85 The Committee evaluates violations of the Standards and determines appropriate disciplinary action.

86 Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Associates Savings Plan will be determined separately by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

87 The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officers.

88 Mutual fund transactions executed through PMFS and PESP will be sent to the Securities Monitoring Unit through a daily electronic trading feed.

89 Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan) are notional plans; therefore, they are not susceptible to market timing. As a consequence, transactions in these plans are exempt from both the sixty-day holding period and reporting requirements.

90 Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements, where funds are held in 401(k) and in variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to these Standards.

G. Personal Securities Holdings

Within ten calendar days of becoming a Private-Side Associate, and thereafter on an annual basis, Private-Side Associates (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., hedge funds, limited partnership interests, private placements, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds.91 This includes those positions held in 401(k) Plans at other companies, variable insurance products and annuities, excluding money market funds. Security positions held in Discretionary Accounts, as defined in Section II.C.7., and certain trust accounts are not required to be reported. Holdings Reports must include information that is current within the previous forty five days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 6 for the Holdings Report Form.)

H. Private Placements

Private-Side Associates are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer (such person having no personal interest in such purchases or sales), who may consult with the local business unit head when reviewing the request. Approval will be granted based on a determination that no conflict of interest is involved. See Exhibit 9 for a copy of the preclearance request form.

I. Initial Public Offerings

Private-Side Associates must preclear all purchases of initial public offerings of securities. For purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 9 for a copy of the preclearance request form.

Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

91 The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

J. Additional Restrictions for Certain Units

1.    Real Estate Units

PGIM Compliance maintains the REIT/REOC Restricted List, which constitutes the broad universe of REIT securities using conventional sources, and for which associates are prohibited from trading.

Currently, in order to confirm whether a security is restricted, Private-Side Associates must enter a preclearance request into FIS Protegent PTA. FIS Protegent PTA can be accessed by typing PST into your browser. Associates of the Private Asset Management Real Estate units are not required to preclear purchases and sales of open-end mutual funds and exchange-traded funds.

2.    PGIM Real Estate – Prudential Retirement Real Estate Fund Restrictions (“PRREF”)

PGIM Real Estate employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals”, are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. PRREF Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window - see Exhibit 10 for the PESP Requirements for PRREF Covered Individuals and note that initial enrollment in Goalmaker is only permitted during an open PRREF trading window. Some controls have been established to prevent transactions during closed trading windows. If a blocking system fails, the employee is still responsible for adherence to these Standards. PGIM Real Estate Compliance will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

3. Prudential Capital Group 90-Day Pricing List

To prevent actual or apparent conflicts of interest and to assure compliance with ITSFEA, all Private-Side Associates (and functional associates in support thereof) are prohibited from purchasing or selling securities of companies listed on PCG’s 90 Day Pricing Summary Update for Public Companies (90 Day Pricing List). Currently, Private-Side Associates who have access to information about investment advisory client transactions and holdings involving public securities are prohibited from trading the securities of those publicly traded issuers and must preclear using FIS Protegent PTA Preclearance. FIS Protegent PTA can be accessed by typing PST into your browser. We recommend you bookmark this site.

K. Violations of these Standards

Violations or other exceptions to these standards are reviewed by the Personal Securities Trading/Mutual Fund Code of Ethics Committee. Individuals who do not comply with these Standards are subject to disciplinary action that may include fines, as permitted by law, or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.